                                  Exhibit 10.1

Second Amended and Restated Credit Facilities and Reimbursement Agreement, dated June 26, 1997, by and among Proffitt's, Inc., as Borrower, the Lenders from time to time party thereto, and NationsBank of Texas, National Association, as Agent.

                                                                    EXHIBIT 10.1




                           SECOND AMENDED AND RESTATED
                                CREDIT FACILITIES
                                       AND
                             REIMBURSEMENT AGREEMENT


                                  BY AND AMONG


                                PROFFITT'S, INC.,

                                  AS BORROWER,


                   THE LENDERS FROM TIME TO TIME PARTY HERETO


                                       AND


                   NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION,

                                    AS AGENT



                                  JUNE 26, 1997

                                       TABLE OF CONTENTS



                                 ARTICLE I Definitions and Terms
                                                                                               Page

1.01   Definitions ............................................................................     1
1.02   Accounting Terms .......................................................................    24
1.03   Terms Consistent .......................................................................    24

                                              ARTICLE II
                                              The Loans

2.01   Revolving Credit Loans .................................................................    25
2.02   Swing Line .............................................................................    27
2.03   Payment of Interest ....................................................................    28
2.04   Payment of Principal ...................................................................    29
2.05   Payments; Non-Conforming Payments ......................................................    29
2.06   Borrower's Account .....................................................................    30
2.07   Notes ..................................................................................    30
2.08   Pro Rata Payments ......................................................................    30
2.09   Reductions .............................................................................    30
2.10   Conversions and Elections of Subsequent Interest Periods ...............................    31
2.11   Unused Fee .............................................................................    32
2.12   Deficiency Loans .......................................................................    32
2.13   Use of Proceeds ........................................................................    32
2.14   Additional Fees ........................................................................    33
2.15   Borrowing Base; Investment Rating ......................................................    33

                                        ARTICLE III Letters of Credit

3.01   Letters of Credit ......................................................................    34
3.02   Reimbursement ..........................................................................    34
3.03   Letter of Credit Fee ...................................................................    37
3.04   Administrative Fees ....................................................................    38

                                       ARTICLE IV Change in Circumstances

4.01   Increased Cost and Reduced Return ......................................................    38
4.02   Limitation on Types of Loans ...........................................................    39
4.03   Illegality .............................................................................    40
4.04   Treatment of Affected Loans ............................................................    40
4.05   Compensation ...........................................................................    41
4.06   Taxes ..................................................................................    41

                    ARTICLE V Conditions to Making Loans and Issuing Letters of Credit



5.01   Conditions of Initial Loan and Issuance of Letters of Credit ...........................    44
5.02   Conditions of Loans ....................................................................    46

                                  ARTICLE VI Representations and Warranties

6.01   Representations and Warranties .........................................................    48

                                      ARTICLE VII Affirmative Covenants

7.01   Financial Reports, Etc .................................................................    54
7.02   Maintain Properties ....................................................................    56
7.03   Existence, Qualification, Etc ..........................................................    56
7.04   Taxes ..................................................................................    56
7.05   Insurance ..............................................................................    56
7.06   True Books .............................................................................    56
7.07   Right of Inspection ....................................................................    56
7.08   Observe All Laws .......................................................................    57
7.09   Covenants Extending to Subsidiaries ....................................................    57
7.10   Officer's Knowledge of Default .........................................................    57
7.11   Suits or Other Proceedings .............................................................    57
7.12   Notice of Discharge of Hazardous Material or Environmental Complaint ...................    57
7.13   Environmental Compliance ...............................................................    57
7.14   Indemnification ........................................................................    57
7.15   Further Assurances .....................................................................    58
7.16   Benefit Plans ..........................................................................    58
7.17   Continued Operations ...................................................................    58
7.18   New Subsidiaries .......................................................................    59

                                        ARTICLE VIII Negative Covenants

8.01   Consolidated Net Worth .................................................................    61
8.02   Consolidated Funded Senior Indebtedness to Consolidated EBITDA .........................    61
8.03   Consolidated Fixed Charge Ratio ........................................................    61
8.04   Capital Expenditures ...................................................................    61
8.05   Consolidated Funded Total Indebtedness to Consolidated EBITDA ..........................    61
8.06   Indebtedness ...........................................................................    61
8.07   Liens ..................................................................................    63
8.08   Transfer of Assets .....................................................................    64
8.09   Investments; Acquisitions ..............................................................    64
8.10   Merger or Consolidation ................................................................    65
8.11   Transactions with Affiliates ...........................................................    65
8.12   Benefit Plans ..........................................................................    66
8.13   Fiscal Year ............................................................................    67
8.14   Dissolution, etc .......................................................................    67
8.15   Rate Hedging Obligations ...............................................................    67
8.16   Negative Pledge Clauses ................................................................    67



                           ARTICLE IX Events of Default and Acceleration

 9.01  Events of Default ......................................................................    68
 9.02  Agent to Act ...........................................................................    71
 9.03  Cumulative Rights ......................................................................    72
 9.04  No Waiver ..............................................................................    72
 9.05  Allocation of Proceeds .................................................................    72

                                       ARTICLE X The Agent

10.01  Appointment, Powers, and Immunities ....................................................    74
10.02  Reliance by Agent ......................................................................    74
10.03  Defaults ...............................................................................    75
10.04  Rights as Lender .......................................................................    75
10.05  Indemnification ........................................................................    75
10.06  Non-Reliance on Agent and Other Lenders ................................................    76
10.07  Resignation of Agent ...................................................................    76

                                    ARTICLE XI Miscellaneous

11.01  Assignments and Participations .........................................................    77
11.02  Notices ................................................................................    79
11.03  Confidentiality ........................................................................    80
11.04  Right of Set-off; Adjustments ..........................................................    80
11.05  Survival ...............................................................................    81
11.06  Expenses ...............................................................................    81
11.07  Amendments and Waivers .................................................................    82
11.08  Counterparts ...........................................................................    82
11.09  Termination ............................................................................    82
11.10  Governing Law ..........................................................................    83
11.11  Indemnification ........................................................................    83
11.12  Headings and References ................................................................    84
11.13  Severability ...........................................................................    84
11.14  Entire Agreement .......................................................................    84
11.15  Agreement Controls .....................................................................    84
11.16  Usury Savings Clause ...................................................................    85
11.17  Status of Debt .........................................................................    85
11.18  Waiver of Jury Trial ...................................................................    85


EXHIBIT A   Revolving Credit Commitments ......................................................    A-1
EXHIBIT B   Form of Assignment and Acceptance .................................................    B-1
EXHIBIT C   Notice of Appointment (or Revocation) of Authorized Representative ................    C-1
EXHIBIT D   Form of Borrowing Notice--Revolving Credit Loans and Swing Line Loans .............    D-1
EXHIBIT E   Form of Guaranty Agreement ........................................................    E-1


EXHIBIT F   Form of Revolving Credit Notes ....................................................    F-1
EXHIBIT G   Form of Swing Line Note ...........................................................    G-1
EXHIBIT H   Interest Rate Selection Notice ....................................................    H-1
EXHIBIT I   Form of Opinion of Counsel to the Borrower and Counsel to
              the Guarantors ..................................................................    I-1
EXHIBIT J   Compliance Certificate ............................................................    J-1
EXHIBIT K   Borrowing Base Certificate ........................................................    K-1

Schedule 6.01(d)  Subsidiaries and Investments in Other Persons
Schedule 6.01(f)  Contingent Liabilities
Schedule 6.01(g)  Liens
Schedule 6.01(h)  Tax Matters
Schedule 6.01(j)  Litigation
Schedule 6.01(m)  Patents
Schedule 6.01(o)  Consents
Schedule 7.05     Insurance
Schedule 8.06



---------------

                           SECOND AMENDED AND RESTATED

                  CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT


         THIS SECOND AMENDED AND RESTATED CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT, dated as of June 26, 1997 (the "Agreement"), is made by and among:

         PROFFITT'S, INC., a Tennessee corporation having a principal place of business in Jackson, Mississippi (the "Borrower"); and

         Each lender executing and delivering a signature page hereto and each other lender which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.01 hereof (hereinafter such lenders may be referred to individually as a "Lender" or collectively as the "Lenders"); and

         NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America ("NationsBank"), in its capacity as agent for the Lenders (in such capacity, the "Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested to amend and restate the Credit Facilities and Reimbursement Agreement dated as of October 11, 1996 among the Borrower, the Agent and the Lenders party thereto, as amended by Amendment No. 1 to Credit Facilities and Reimbursement Agreement dated as of January 14, 1997 and by Amendment No. 2 to Credit Facilities and Reimbursement Agreement dated as of April 25, 1997 (as amended, "the 1996 Credit Agreement"), and make available to the Borrower a revolving credit facility in the maximum aggregate principal amount at any time outstanding of $400,000,000, which shall include (i) a standby letter of credit facility of up to $50,000,000 and (ii) a swing line facility of up to $25,000,000, the proceeds of which are to be used to refinance certain existing indebtedness, to finance capital expenditures, to finance Permitted Acquisitions and to provide for the general corporate purposes of the Borrower; and

         WHEREAS, the Lenders are willing to amend and restate the 1996 Credit Agreement and to make all such facilities available to the Borrower upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree to amend and restate the 1996 Credit Agreement as follows:

                                  ARTICLE I.

                              DEFINITIONS AND TERMS

         1.01 DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Acquisition" means the acquisition, including without limitation by means of merger or consolidation, by the Borrower or any Subsidiary of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or (iii) a Business Unit;

                  "Adjusted Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of (i) the quotient obtained by dividing (x) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by
         (y) the difference of 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period plus (ii) the Applicable Interest Addition;

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower; (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or (iii) 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting stock, by contract or otherwise;

                  "Applicable Commitment Percentage" means, at any time for each Lender with respect to the Revolving Credit Facility (including its Participations and its obligations hereunder to NationsBank to acquire Participations), a fraction (expressed as a percentage), (i) the numerator of which shall be the amount of such Lender's Revolving Credit Commitment at such date of determination (which Revolving Credit Commitment for each Lender as of the Closing Date is set forth in Exhibit A attached hereto and incorporated herein by reference), and
         (ii) the denominator of which shall be the Total Revolving Credit Commitment at such date of determination; provided, that each Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.01 hereof;

                  "Applicable Interest Addition" means for each Eurodollar Loan that percent per annum set forth below, which shall be (i) determined as of each Determination Date based upon the computations set forth in the compliance certificates furnished to the Agent pursuant to Sections 7.01(a)(ii) or 7.01(b)(ii) hereof as of such Determination Date and for the period then ended, subject to review and approval of such computations by the Agent, when such compliance certificates are furnished to the Agent (the "Compliance Date") and (ii) applicable to all Eurodollar Loans existing on and after the most recent Compliance Date, based upon the ratio of (x) Consolidated Funded Total Indebtedness as at the applicable Determination Date to (y) Consolidated EBITDA for the Four-Quarter Period of the Borrower ended at the applicable Determination Date, as specified below:


                                                  Consolidated Funded Total Indebtedness/Interest Addition
                                                                              Applicable
         Consolidated EBITDA Ratio                                       (Eurodollar spread)
         -------------------------------------------------------------------------------------------------
         Greater than 3.50 to 1.00                                               1.375%

         Greater than 3.00 to 1.00 and                                           1.125%
         less than or equal to 3.50 to 1.00

         Greater than 2.50 to 1.00 and                                            .875%
         less than or equal to 3.00 to 1.00

         Greater than 2.00 to 1.00 and                                            .750%
         less than or equal to 2.50 to 1.00

         Greater than 1.50 to 1.00 and                                            .625%
         less than or equal to 2.00 to 1.00

         Less than or equal to 1.50 to 1.00                                       .500%

         The initial Applicable Interest Addition to be in effect as of the Closing Date and at all times thereafter until the first Compliance Date to occur after the Closing Date shall be 1.00%;

                  "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Applicable Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained;

                  "Applicable Unused Fee" means, at any time, that percent per annum set forth below, which shall be (i) determined as of each Determination Date based upon the computations set forth in the compliance certificates furnished to the Agent pursuant to Sections 7.01(a)(ii) or 7.01(b)(ii) hereof as of such Determination Date and for the period then ended, subject to review and approval of such computations by the Agent, when such compliance certificates are furnished to the Agent and (ii) applicable at all times on and after the most recent Compliance Date until the immediately following Compliance Date, based upon the ratio of (x) Consolidated Funded Total Indebtedness as at the applicable Determination Date to (y) Consolidated EBITDA for the Four-Quarter Period of the Borrower ended at the applicable Determination Date, as specified below:


         Consolidated Funded Total Indebtedness/                                             Applicable
         Consolidated EBITDA Ratio                                                           Unused Fee
-------------------------------------------------------------------------------------------------------

         Greater than 3.50 to 1.00                                                             .30%

         Greater than 2.50 to 1.00 and                                                         .25%
         less than or equal to 3.50 to 1.00

         Greater than 1.50 to 1.00 and                                                         .20%
         less than or equal to 2.50 to 1.00

         Less than or equal to 1.50 to 1.00                                                    .15%

         The initial Applicable Unused Fee to be in effect as of the Closing Date and at all times thereafter until the first Compliance Date to occur after the Closing Date shall be .25%;

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit executed by the Borrower from time to time and delivered to NationsBank to support the issuance of Letters of Credit;

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit B attached hereto and incorporated herein by reference (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.01;

                  "Authorized Representative" means any of the Chairman, Vice Chairmen, President, Executive Vice Presidents or Senior Vice Presidents of the Borrower and, with respect to financial matters, the Treasurer or chief financial officer of the Borrower or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate substantially in the form attached hereto as Exhibit C and incorporated herein by reference;

                  "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate;

                  "Base Rate Loan" means any Loan for which the rate of interest is determined by reference to the Base Rate;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                  "Borrower's Account" means demand deposit account number 125-281-4250 with the Agent, or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent;

                  "Borrowing Base" means, at any date of determination, an amount determined pursuant to the following formula:

                  Borrowing =  (Eligible Inventory - Commercial L/Cs)   x  0.60
         Base

                  "Borrowing Base Certificate" has the meaning assigned to such term in Section 7.01(d) hereof;

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with a Loan under the Revolving Credit Facility, in substantially the form attached hereto as Exhibit D and incorporated herein by reference;

                  "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the State of Texas are authorized or obligated by law, executive order or governmental decree to be closed;

                  "Business Unit" means (i) one or more retail stores, warehouses or distribution centers, including the related land, buildings and trade fixtures of a Person or a division of a Person, which may, but is not required to, include inventory, receivables, furniture, fixtures and equipment, and intangible and other assets related to such retail stores, warehouses or distribution centers or
         (ii) all or substantially all of a line or lines of business conducted by a Person or a division of a Person;

                  "Capital Expenditures" means for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during that period that are for items that would be classified as "property, plant or equipment" or comparable items in accordance with Generally Accepted Accounting Principles on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as shown on any compliance certificate delivered pursuant to Section 7.01(a) or (b) hereof, plus (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.01(a) hereof), plus (iii) all Costs of Acquisition, all of the foregoing in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, there shall be excluded from the determination of Capital Expenditures the Costs of Acquisition incurred in connection with any Permitted Acquisition;

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

                  "Closing Date" means June 26, 1997, which is the date on which the conditions set forth in Section 5.01 hereof have been satisfied;

                  "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;

                  "Commercial L/Cs" means, at any date of determination, the aggregated stated amount of outstanding commercial or documentary letters of credit issued for the benefit of any Person and for the account of the Borrower or any Subsidiary to the extent that such letters of credit were issued in connection with the purchase of inventory by the Borrower or such Subsidiary and such inventory is determined to be an asset thereof and included as such on its books and records;

                  "Common Stock" means the common stock, par value $.10 per share, of the Borrower;

                  "Compliance Date" has the meaning assigned to such term in the definition of "Applicable Interest Addition" in Section 1.01 hereof;

                  "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 6.01(f)(i) hereof;

                  "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense, plus (iii) taxes on income, plus (iv) amortization, plus (v) depreciation, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, that extraordinary and unusual charges incurred by the Borrower directly as a result of
         (i) the Acquisition by the Borrower of Parisian, Inc. effective October 11, 1996, the Acquisition by the Borrower of Younkers, Inc. effective February 3, 1996 and the Acquisition by the Borrower of G.R. Herberger's, Inc. effective February 1, 1997 and (ii) any Permitted Acquisition after the Closing Date in an amount up to and including 10% of the Cost of Acquisition for such Permitted Acquisition shall be excluded from the computation of Consolidated EBITDA; provided further, however, that effective as of the effective date of any Acquisition, Consolidated EBITDA shall be computed giving pro forma effect to such Acquisition for each Four-Quarter Period then and thereafter occurring until such Acquisition has been effective for a complete Four-Quarter Period;

                  "Consolidated Financing Charges" means those charges owed and allocated to third parties with respect to accounts receivable securitizations transacted in the ordinary course of business;

                  "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA plus Consolidated Financing Charges plus, to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, to (ii) Consolidated Fixed Charges during such Four-Quarter Period;

                  "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries, for the periods indicated, the sum of, without duplication, (i) Consolidated Interest Expense, plus (ii) to the extent deducted in arriving at Consolidated EBITDA, lease, rental and all other payments made in respect of or in connection with operating leases, plus (iii) current maturities of Consolidated Funded Total Indebtedness, plus (iv) all dividends and other distributions (other than distributions in the form of any stock (including without limitation capital stock of the Borrower), security, note or other instrument) paid during such period (regardless of when declared) on any shares of capital stock of the Borrower then outstanding, including without limitation its Common Stock and its Preferred Stock, plus (v) Consolidated Financing Charges, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided further, however, that effective as of the effective date of any Acquisition, such calculations shall be computed giving pro forma effect to such Acquisition for each Four-Quarter Period then and thereafter occurring until such Acquisition has been effective for a complete Four-Quarter Period;

                  "Consolidated Funded Senior Indebtedness" means at any time as of which the amount thereof is to be determined, (i) all Consolidated Funded Total Indebtedness then outstanding, including without limitation any Loans, minus (ii) the aggregate principal amount of all Consolidated Subordinated Debt;

                  "Consolidated Funded Total Indebtedness" means, at any time as of which the amount thereof is to be determined, all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries (including, but not limited to, all current maturities and borrowings under short term loans) plus the face amount of all issued and outstanding standby letters of credit and all obligations (to the extent not duplicative) arising under such letters of credit, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Net Income" means, for any period of computation thereof, the net income of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, and net gains on the collection of proceeds of life insurance policies, which net gains in the aggregate during any Four-Quarter Period exceed $200,000, (ii) any write-up of any asset, and (iii) any other net gain or credit of an extraordinary nature, all determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the shareholders' equity of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis (excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets);

                  "Consolidated Subordinated Debt" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries determined on a consolidated basis: (i) the Convertible Subordinated Debentures, (ii) the Junior Subordinated Debentures, (iii) the Parisian Senior Subordinated Notes and (iv) all other Consolidated Funded Total Indebtedness which is by its terms subordinate to the Loans as required by, and in substance acceptable to, the Agent;

                  "Consolidated Total Assets" means, as at any time of determination thereof, the net book value of all assets of the Borrower and its Subsidiaries as determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Contingent Obligation" of any Person means (i) all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and (ii) all reimbursement obligations of such Person with respect to any letter of credit and all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (a) to purchase such Indebtedness or any property or assets constituting security therefor;

                           (b) to advance or supply funds in any manner (x) for
                  the purchase or payment of such Indebtedness or (y) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (c) to grant or convey any lien, security interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness;

                           (d) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness, including without limitation the lease of property in connection with any tax retention operating lease or any form of synthetic lease; or

                           (e) otherwise to assure the owner of the
                  Indebtedness of the primary obligor against loss in respect thereof.

         With respect to Contingent Obligations, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability;

                  "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.10 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period;

                  "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.10 or Article IV of one Type of Loan into another Type of Loan;

                  "Convertible Subordinated Debentures" means the 4 3/4% Convertible Subordinated Debentures Due 2003 of the Borrower in the aggregate principal amount of $86,250,000 issued pursuant to that certain Indenture dated as of October 26, 1993, between the Borrower and Union Planters National Bank, as trustee (as amended from time to time, the "Convertible Subordinated Debentures Indenture");

                  "Cost of Acquisition" means, as at the date of closing any Acquisition, the sum of the following: (i) the value of the capital stock or warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) or the unpaid principal amount of any debt instrument given as consideration in such Acquisition, and (iii) any Indebtedness or liabilities assumed by the Borrower or its Subsidiaries in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued
         (I) at its market value as reported on the Nasdaq National Market System or any national securities exchange with respect to shares that are freely tradeable, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower, (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary, and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion;

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

                  "Determination Date" means the last day of each fiscal quarterly period of the Borrower;

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

                  "Eligible Assignee" means (i) a Lender; (ii) an affiliate of a Lender; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.01, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower or the Agent, as applicable, provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee;

                  "Eligible Inventory" means, at any date of determination, the aggregate book value of all Inventory of the Borrower and its Subsidiaries which is usable and saleable (excluding from Eligible Inventory, without limitation, all raw materials and all work-in-process), less (to the extent otherwise included in Eligible Inventory) any goods in transit to third parties (other than the agents or warehouses of the Borrower and its Subsidiaries), goods held on consignment by any third party, business applications software and less any reserves required by Generally Accepted Accounting Principles for obsolete inventory, market value declines, bill and hold (deferred shipment) sales and goods returned or rejected;

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                           (i)      Government Securities;

                           (ii) the following debt securities of the following agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                                    (a)     all direct or fully guaranteed
                           obligations of the United States Treasury; and

                                    (b)     mortgage-backed securities and
                           participation certificates guaranteed by the
                           Government National Mortgage Association;

                           (iii) the following obligations of the following agencies or instrumentalities of or corporations established by the United States of America:

                                    (a)     participation certificates and debt
                           obligations of the Federal Home Loan Mortgage Corporation;

                                    (b)     consolidated debt obligations, and
                           obligations secured by a letter of credit, of the Federal Home Loan Banks; and

                                    (c)     debt obligations and mortgage-
                           backed securities of the Federal National Mortgage Association which have not had the interest portion thereof severed therefrom;

                           (iv) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (v) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $500,000,000 and being rated A-3 or better by S&P or A or better by Moody's;

                           (vi)     Repurchase Agreements;

                           (vii)    Pre-Refunded Municipal Obligations;

                           (viii) shares of mutual funds which invest in obligations described in paragraphs (i) through (iii) above, the shares of which mutual funds are at all times rated "AAA" by S&P; and

                           (ix) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

         Obligations listed in paragraphs (i), (ii) and (iii) above which are in book-entry form must be held in a trust account with the Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with the Federal Reserve Bank;

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource

         Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law;

                  "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date;

                  "Eurodollar Business Day" means a domestic Business Day and one on which the relevant international financial markets are open for the transaction of the business contemplated by this Agreement (including without limitation dealings in U.S. Dollar deposits) in London, England, New York, New York and Dallas, Texas;

                  "Eurodollar Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%);

                  "Eurodollar Loan" means a Loan that bears interest at rates based upon the Adjusted Eurodollar Rate;

                  "Event of Default" means any of the occurrences set forth as such in Section 9.01 hereof;

                  "Existing Letter of Credit" means that certain standby letter of credit number 919266 issued for the account of the Borrower on December 4, 1996 by NationsBank, N.A. (formerly known as NationsBank, N.A. (South)) for the benefit of Frederick Atkins, Inc. in the stated amount of $5,154,157.00;

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
         (b) if no such rate is so published on such next succeeding Business

         Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent;

                  "Fiscal Year" means the 52-week or 53-week period of the Borrower ending on the Saturday of each calendar year closest (whether before or after) to January 31 and "Fiscal Year" followed by a numerical year means the Fiscal Year which has a Fiscal Year Beginning occurring during such numerical calendar year;

                  "Fiscal Year Beginning" means the first day of a Fiscal Year;

                  "Fiscal Year End" means the last day of a Fiscal Year and "Fiscal Year End" followed by a numerical year means the last day of the Fiscal Year with a Fiscal Year Beginning in such calendar year;

                  "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any pension, retirement, healthcare, death, disability or other employee benefit plan;

                  "Foreign Subsidiary" means a Subsidiary not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof;

                  "Four-Quarter Period" means a period of four full consecutive fiscal quarterly periods, taken together as one accounting period, and in the event any such fiscal quarterly period occurs prior to the effective date of any Acquisition, or is the period in which such effective date occurs (each a "Pre-Acquisition Period"), all financial statements, data, computations and determinations for such Four-Quarter Period shall be made on a pro forma basis for each Pre-Acquisition Period giving effect to such Acquisition for all prior periods;

                  "GAAP" or "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended, subject to compliance at all times with Section 1.02 hereof;

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

                  "Governmental Authority" shall mean any Federal, state, municipal, national, foreign or other governmental department, commission, board, bureau, agency, court, arbitration body or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether a state of the United States, the United States or foreign nation, state, province or other governmental instrumentality;

                  "Guarantors" means, collectively, (i) each Subsidiary existing on the Closing Date, other than the Securitization Subsidiaries, and
         (ii) any other Person who shall become a Subsidiary, other than a Securitization Subsidiary, after the Closing Date and shall execute and deliver to the Agent a Guaranty as provided in Section 7.18 hereof;

                  "Guaranty" means each Guaranty Agreement of a Guarantor (whether delivered now or hereafter in accordance with Section 7.18 hereof individually or jointly and severally with other Guarantors) in favor of the Agent guaranteeing in whole or in part the payment of Obligations, substantially in the form of Exhibit E attached hereto and incorporated herein by reference, as the same may be amended, modified or supplemented;

                  "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law;

                  "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, all Rate Hedging Obligations and that portion of obligations with respect to Capital Leases which in accordance with Generally Accepted Accounting Principles is classified as a liability on a balance sheet; but excluding all accounts payable and accruals, in each case in the ordinary course of business and only so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases or as described in clause (d) of the definition of "Contingent Obligation"), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations;

                  "Indebtedness for Money Borrowed" means for any Person all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements);

                  "Interest Period" for each Eurodollar Loan means a period commencing on the date such Eurodollar Loan is made or Converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Loan, and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by an Authorized Representative three (3) Eurodollar Business Days prior to the beginning of such Interest Period; provided, that,

                         (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Eurodollar Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan;

                         (ii) if an Interest Period for a Eurodollar Loan would end on a day which is not a Eurodollar Business Day such Interest Period shall be extended to the next Eurodollar Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day);

                         (iii) any Interest Period which begins on the last
                  Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

                         (iv) no Interest Period shall extend past the Revolving Credit Termination Date;

                         (v) on any day, with respect to all Revolving Credit Loans, there shall be not more than ten (10) Interest Periods in effect;

                  "Inventory" means and includes any and all goods, merchandise and other personal property wheresoever located and whether now owned or hereafter acquired by the Borrower or its Subsidiaries which is or may at any time be held for sale or lease, or held as raw materials, work-in-process, or supplies or materials used or consumed in the Borrower's or its Subsidiaries' businesses;

                  "Investment Grade Rating" means the assignment of a rating of BBB- and Baa3 or higher, in each case by the applicable Rating Agencies, or the equivalent thereof, to each class of rated long-term senior unsecured Indebtedness for Money Borrowed issued by the Borrower;

                  "Junior Subordinated Debentures" means the 7.5% Junior Subordinated Debentures Due March 31, 2004 of the Borrower issued in the original aggregate principal amount of $17,500,000;

                  "LC Account Agreement" means the LC Account Agreement dated as of the date of the initial issuance of any Letter of Credit hereunder between the Borrower and the Agent, as amended, modified or supplemented from time to time;

                  "Letter of Credit" means any standby letter of credit issued by NationsBank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower and shall include the Existing Letter of Credit and all other letters of credit issued and outstanding under the 1996 Credit Agreement;

                  "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Participations up to an aggregate stated amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Letter of Credit Facility" means the facility described in
         Article III hereof providing for the issuance by NationsBank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment;

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                  "Loan" or "Loans" means any of the Revolving Credit Loans or Swing Line Loans;

                  "Loan Documents" means this Agreement, the Notes, the Guaranties, Applications and Agreements for Letters of Credit, each Letter of Credit, the LC Account Agreement and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lender or the Agent in connection with the Loans or the Letters of Credit made, issued or created under this Agreement as the same may be amended, modified or supplemented from time to time;

                  "Loan Parties" means, collectively, the Borrower and each of the Guarantors;

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, business prospects, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower or any Guarantor to observe and perform the covenants and agreements contained herein or in any other Loan Document or the ability of any Lender to receive the benefit of any remedy provided thereto under any Loan Document;

                  "Material Subsidiary" means any direct or indirect Subsidiary of the Borrower which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 7.01(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the Fiscal Year End financial statements referenced in Section 6.01(f) hereof) (the "Required Financial Information")) or (ii) has net income equal to or greater than 5% of Consolidated Net Income (each calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean Subsidiaries of the Borrower that together have assets equal to not less than 95% of Consolidated Total Assets (calculated as described above) and net income of not less than 95% of Consolidated Net Income (calculated as described above); provided further that if more than one combination of Subsidiaries satisfies such threshold, then those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower;

                  "Moody's" means Moody's Investors Services, Inc.;

                  "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA;

                  "Net Proceeds" from a disposition of assets (other than assets sold in the ordinary course of business and accounts receivable sold in connection with an accounts receivable securitization transacted in the ordinary course of business by a Securitization Subsidiary) or issuance of equity means cash payments received therefrom as and when received, net of (i) all reasonable legal, accounting, banking, underwriting, title and recording expenses, commissions, discounts and other fees and expenses incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition or issuance and
         (iii) all amounts necessary to repay Indebtedness for Borrowed Money the repayment of which is secured by such disposed assets;

                  "NCMI" means NationsBanc Capital Markets, Inc.;

                  "Notes" means, collectively, the Revolving Credit Notes and the Swing Line Note;

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities, fees and Indebtedness of the Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans;

                  "Outstandings" means, at any time of determination, the sum of the Revolving Credit Outstandings, Outstanding Letters of Credit and Swing Line Outstandings;

                  "Outstanding Letters of Credit" means all undrawn amounts of Letters of Credit plus all Reimbursement Obligations then due and payable;

                  "Parisian Indenture" means that certain Amended and Restated Indenture dated as of October 11, 1996 among the Borrower, Parisian, Inc. and AmSouth Bank of Alabama (formerly known as AmSouth Bank, N.A.), trustee, as amended from time to time thereafter;

                  "Parisian Senior Subordinated Notes" means the 9.875% Senior Subordinated Notes Due 2003 of Parisian, Inc. in the original aggregate principal amount of $125,000,000 issued pursuant to the Parisian Indenture;

                  "Participation" means, with respect to any Lender (other than NationsBank), the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made or Letter of Credit issued by NationsBank in accordance with the terms hereof;

                  "Permitted Acquisition" means an Acquisition beyond the normal course of business effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity interest as such Person may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from the same or related line or lines of business as then conducted by the Borrower and its Subsidiaries and (iii) if the Cost of Acquisition therefor equals or exceeds $25,000,000, pro forma historical financial statements as of the end of the most recently completed Four-Quarter Period giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating compliance with the financial covenants set forth in Article VIII hereof after giving effect to such Acquisition;

                  "Person" means an individual, partnership, limited partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants;

                  "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers;

                  "Principal Office" means the office of the Agent at NationsBank of Texas, National Association, presently located at NationsBank Plaza, 901 Main Street, 67th Floor, Dallas, Texas 75202
         Attention: Ms. Renita Cummings, Agency Services, or such other office and address as the Agent may from time to time designate;

                  "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing;

                  "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if either S&P or Moody's (but not both) shall not make a rating of any class of long-term senior unsecured Indebtedness for Money Borrowed issued by the Borrower, a nationally recognized securities rating agency selected by the Borrower, which shall be substituted for either S&P or Moody's, as the case may be; provided that at all times, either S&P or Moody's shall be one of the Rating Agencies;

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse NationsBank for amounts theretofore paid by NationsBank pursuant to a drawing under such Letter of Credit;

                  "Repurchase Agreement" means a repurchase agreement entered into with (i) any financial institution whose debt obligations or commercial paper are rated "A" or "A2" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's, or (ii) any Lender;

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (i) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (ii) following the occurrence and during the continuance of an Event of Default, to the aggregate principal amount of Revolving Credit Loans owing to such Lender plus the amount of such Lender's Applicable Commitment Percentage of Swing Line Outstandings and Outstanding Letters of Credit; provided, if any Lender shall have failed to pay to NationsBank such Lender's Applicable Commitment Percentage of any Swing Line Loan or drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to such Swing Line Outstandings or Outstanding Letters of Credit or both shall be deemed to be held by NationsBank for purposes of this definition;

                  "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement;

                  "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to the amount set forth opposite such Lender's name on Exhibit A hereto as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Revolving Credit Facility" means the facility described in
         Section 2.01 hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount equal to (i) the lesser of the Borrowing Base or the Total Revolving Credit Commitment, minus (ii) the aggregate principal amount of Swing Line Outstandings and Outstanding Letters of Credit;

                  "Revolving Credit Loan" means a Loan made pursuant to the Revolving Credit Facility (but specifically excludes all Swing Line Loans);

                  "Revolving Credit Notes" means, collectively, the promissory notes of the Borrower evidencing Revolving Credit Loans executed and delivered to the Lenders as provided in Section 2.07(a) hereof substantially in the form attached hereto as Exhibit F and incorporated herein by reference, with appropriate insertions as to amounts, dates and names of Lenders, as the same shall be amended, modified or supplemented and in effect from time to time;

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Credit Loans then outstanding;

                  "Revolving Credit Termination Date" means (i) June 26, 2002 or
         (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.01 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Obligations (including the discharge of all Obligations of NationsBank and the Lenders with respect to Letters of Credit and Participations);

                  "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.;

                  "Securitization Subsidiary" means Younkers Credit Corporation and Proffitt's Credit Corporation and any other present or future Subsidiary (including any wholly-owned credit card bank) of the Borrower that is, directly or indirectly, wholly owned by the Borrower (other than director qualifying shares) and organized for the purpose of and is only engaged in (i) purchasing, financing, and collecting accounts receivable obligations of customers of the Borrower or its Subsidiaries, (ii) issuing credit cards and financing accounts receivable obligations of customers of the Borrower and its Subsidiaries, (iii) the sale or financing of such accounts receivable or interest therein and (iv) other activities incident thereto;

                  "Senior Indenture" means that certain Indenture dated as of May 21, 1997 among the Borrower and The First National Bank of Chicago, as trustee, as amended from time to time thereafter;

                  "Senior Notes" means the 8.125% Senior Notes due 2004 of the Borrower in the aggregate principal amount of $125,000,000 issued pursuant to the Senior Indenture;

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan;

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries at or after the Closing Date; notwithstanding the foregoing, the reference to "Subsidiary" or "Subsidiaries" in Sections 6.01(g), (k), (l), (m), (o), or (r), Section 7.01(e), Section 7.09 (as applicable to Sections 7.02 and 7.05) and Sections 7.12, 7.13, 7.14, 7.18, 8.06, 8.07,

         8.08, 8.09 (other than 8.09 (viii)), 8.10, 8.11, 8.14 and 8.16 does not include any Securitization Subsidiary;

                  "Swap Agreement" means one or more agreements between the Borrower and another Person, on terms mutually acceptable to the Borrower and such Person, which agreements create Rate Hedging Obligations;

                  "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of the Borrower pursuant to Section 2.02;

                  "Swing Line Lender" means, as of the Closing Date, NationsBank, and thereafter any replacement or successor thereto which is then a Lender and shall agree with the Borrower to succeed to and become vested with all the rights, powers, discretions, privileges and duties of the Swing Line Lender, including without limitation as set forth in Section 2.02 hereof.

                  "Swing Line Loans" means Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.02;

                  "Swing Line Note" means the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to the Swing Line Lender substantially in the form attached hereto as Exhibit G and incorporated herein by reference, as the same shall be amended, modified or supplemented and in effect from time to time;

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding;

                  "Swing Line Termination Date" has the meaning assigned to such term in Section 2.02(g) hereof;

                  "Total Letter of Credit Commitment" means an amount equal to $50,000,000;

                  "Total Revolving Credit Commitment" means an amount equal to $400,000,000, as reduced from time to time in accordance with Section 2.09; the Total Letter of Credit Commitment and the Total Swing Line Commitment are included within, and are not in addition to, the Total Revolving Credit Commitment;

                  "Total Swing Line Commitment" means an amount equal to $25,000,000; and

                  "Type" shall mean any type of Loan (i.e., a Base Rate Loan or Eurodollar Loan).

         1.02 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles as in effect on the date of the audited financial statements of the Borrower referred to in Section 6.01(f)(i) hereof and applied on a Consistent Basis.

         1.03 TERMS CONSISTENT. All of the terms defined in this Agreement shall have such defined meanings when used in any of the Loan Documents unless the context shall require otherwise. All references to the Borrower, the Agent and any Lender shall be deemed to include any successor or permitted assignee of any thereof. All plural references and definitions shall have a corresponding meaning in the singular, and all singular references and definitions shall have a corresponding meaning in the plural.

                                   ARTICLE II.

                                    THE LOANS

         2.01  REVOLVING CREDIT LOANS.

         (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower, from time to time on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by its Applicable Commitment Percentage of the Total Revolving Credit Commitment up to but not exceeding the Revolving Credit Commitment of such Lender; provided, however, that the Lenders will not be required and shall have no obligation to make any Revolving Credit Loans (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the maturity of the Revolving Credit Notes has been accelerated as a result of an Event of Default. Within such limits, the Borrower may borrow, repay and reborrow hereunder, on a Business Day in the case of a Base Rate Loan and on a Eurodollar Business Day in the case of a Eurodollar Loan, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date;

         (b) AMOUNTS. The aggregate unpaid principal amount of the Outstandings shall not exceed at any time an amount equal to the lesser of the Borrowing Base or the Total Revolving Credit Commitment. Each Revolving Credit Loan made, Converted or Continued, unless made in accordance with Sections 2.01(c)(iv), 2.02(e) or 3.02(c) hereof, shall be in a principal amount of at least $5,000,000 (or the remaining Total Revolving Credit Commitment, if less), and, if greater than $5,000,000, an integral multiple of $1,000,000.

         (c) LOANS AND RATE SELECTION.

             (i) An Authorized Representative shall give the Agent (1) at least three (3) Eurodollar Business Days' irrevocable telephonic notice of each Eurodollar Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Base Rate Loans to Eurodollar Loans or the Continuation of borrowing hereunder of Eurodollar Loans) prior to 10:30 A.M., Dallas, Texas time; and (2) irrevocable telephonic notice of each Base Rate Loan representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Loans to Base Rate Loans prior to 10:30 A.M. Dallas, Texas time on the day of such proposed Base Rate Loan. Each such notice shall specify the amount of the Revolving Credit Loan, the Type of Revolving Credit Loan, the date of the Revolving Credit Loan and, if a Eurodollar Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice, for additional Revolving Credit Loans, or in the form attached hereto as Exhibit H and incorporated herein by reference as to selection or Conversion of interest rates as to outstanding Revolving Credit Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The duration of the initial Interest Period for each Revolving Credit Loan that is a Eurodollar Loan shall be as specified in the initial Borrowing Notice. The Borrower shall have the option to elect the duration of subsequent Interest Periods and to Convert the Revolving Credit Loans in accordance with Section 2.10 hereof. If the Agent does not receive a notice of election of duration of an Interest Period or to Convert by the time prescribed hereby and by Section 2.10 hereof, the Borrower shall be deemed to have elected to Convert such Revolving Credit Loan to (or Continue such Revolving Credit Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance herewith and with Section 2.10.

                  (ii) Notice of receipt of each Borrowing Notice shall be provided by the Agent to each Lender with reasonable promptness, but not later than 12:00 noon, Dallas, Texas time on the same day as Agent's receipt of such notice. The Agent shall provide each Lender written confirmation of such telephonic confirmation by telefacsimile transmission but failure to provide such notice shall not affect the validity of such telephonic notice.

                  (iii) Not later than 2:00 P.M., Dallas, Texas time on the date specified for each Revolving Credit Loan, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Revolving Credit Loan or Revolving Credit Loans to be made by it on such day available to the Agent, by depositing or transferring the proceeds thereof in immediately available funds at the Principal Office. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 2:30 P.M., Dallas, Texas time by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

                  (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit prior to the Revolving Credit
         Termination Date, then notice of such drawing shall be provided promptly by NationsBank to the Agent and the drawing shall be paid by the Agent without the requirement of notice from the Borrower from immediately available funds which shall be advanced by the Swing Line Lender under the Swing Line (provided that a Swing Line Loan shall then be available). If a drawing is presented under any Letter of Credit in accordance with the terms thereof and if a Swing Line Loan in the amount of such drawing shall not be available and Borrower shall not immediately reimburse NationsBank for the amount of such drawing or payment upon demand, then notice of such drawing or payment shall be provided promptly by NationsBank to the Agent and the Agent shall provide notice to each Lender by telephone. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon Dallas, Texas time on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the conditions of this Agreement, make a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 2:00 P.M. Dallas, Texas time on the same Business Day. If notice to the Lenders is given by the Agent after 12:00 noon Dallas, Texas time on any Business Day, the Borrower shall be deemed to have requested, and each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make a Base Rate Loan under the Revolving Credit Facility in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds before 12:00 noon Dallas, Texas time on
         the next following     Business Day. Such Base Rate Loan shall
         continue unless and until the Borrower Converts such Base Rate Loan in accordance with the terms of Section 2.10 hereof.

         2.02 SWING LINE. Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, the Swing Line Lender shall make available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. Each provision of
Section 2.01(c) hereof applicable to Base Rate Loans shall be applicable in all respects to each Swing Line Loan.

         (a) The Swing Line Lender shall not make any Swing Line Loan pursuant hereto (i) if the Borrower is not in compliance with all the conditions to the making of Revolving Credit Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed the Total Swing Line Commitment, or (iii) if after giving effect to such Swing Line Loan, the sum of all Outstandings exceeds the lesser of the Borrowing Base or the Total Revolving Credit Commitment.

         (b) All Swing Line Loans shall bear interest at the rate agreed to between the Borrower and the Swing Line Lender (provided that in the absence of any agreed upon interest rate for a Swing Line Loan, such Swing Line Loan shall bear interest at the Base Rate) and, unless made in accordance with Sections 2.01(c)(iv) or 2.02(e), shall be in the minimum principal amount of $1,000,000 (or the remaining Total Swing Line Commitment, if less) and any increment of $100,000 in excess thereof.

         (c) The principal amount of each Swing Line Loan shall be payable on the earlier to occur of (i) the repayment thereof with a Revolving Credit Loan pursuant to Section 2.02(e) below and (ii) the Swing Line Termination Date.

         (d) The Borrower and each Lender acknowledge that all Swing Line Loans are to be made solely by the Swing Line Lender to the Borrower but that such Lender shall share the risk of loss with respect to such Swing Line Loans by making a Revolving Credit Loan under the Revolving Credit Facility to repay such Swing Line Loan in an amount equal to such Lender's Applicable Commitment Percentage of such Swing Line Loan. The obligation of each Lender to so pay its ratable share of the principal amount of outstanding Swing Line Loans by making such Revolving Credit Loans under the Revolving Credit Facility up to but not exceeding the Revolving Credit Commitment of such Lender shall be absolute and unconditional and shall be made without counterclaim, deduction or set-off by such Lender. Without limiting the generality of the foregoing, each Lender's obligation to pay its ratable share of the principal amount of all outstanding Swing Line Loans by making such Revolving Credit Loans as set forth above in this Section 2.02(d) shall not be affected by:

                  (i) any failure or inability of the Borrower to satisfy the applicable conditions to borrowing set forth in Section 5.02,

                  (ii) any lack of validity or enforceability of this Agreement or any of the other Loan Documents, or

                  (iii) the occurrence of any Default or Event of Default.

         (e) The Swing Line Lender may, at any time, in its sole discretion, by written notice to the Borrower, the Agent and the Lenders, demand repayment of its Swing Line Loans. Any such demand for repayment of the Swing Line Loans, and the occurrence of the Swing Line Termination Date, shall be deemed to constitute a Borrowing Notice pursuant to Section 2.01(c)(i) and (ii), effective on the date of such demand or occurrence, respectively, with respect to a Base Rate Loan advanced under the Revolving Credit Facility on the date of such Borrowing Notice in the aggregate principal amount of all outstanding Swing Line Loans. Each Lender shall pay to the Agent, for the account of the Swing Line Lender, an amount of such Base Rate Loan equal to its Applicable Commitment Percentage (determined before giving effect to any termination of the Revolving Credit Commitments pursuant to Section 9.01) in the manner described in Section 2.01(c)(iii).

         (f) The Agent shall upon the receipt of a Revolving Credit Loan pursuant to Section 2.02(e) in an amount sufficient to repay any or all Swing Line Loan(s) then outstanding, provide to the Swing Line Lender the amount necessary to repay such Swing Line Loan(s) (which the Swing Line Lender shall then apply to such repayment) and credit any balance of the Revolving Credit Loan in immediately available funds to the Borrower's Account.

         (g) The Swing Line shall continue in effect until the earlier of (i) the Revolving Credit Termination Date or (ii) notification by the Swing Line Lender as to the termination of the Swing Line, which may be given by the Swing Line Lender in its sole discretion at any time, and the absence of any successor Swing Line Lender within three (3) Business Days after the date such notification is given.

         2.03 PAYMENT OF INTEREST. (a) The Borrower shall pay interest to the Agent at the Principal Office for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due (i) in the case of each Revolving Credit Loan, at the Adjusted Eurodollar Rate or the Base Rate, as elected or deemed elected by the Borrower or otherwise applicable to such Revolving Credit Loan as herein provided, and (ii) in the case of each Swing Line Loan, at the rate per annum agreed to between the Borrower and the Swing Line Lender; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter (i) in the case of a Eurodollar Loan, at a rate of interest per annum which shall be two percent (2%) above the Adjusted Eurodollar Rate for such Eurodollar Loan until the end of the Interest Period during which such payment was due, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and (ii) in the case of a Base Rate Loan or a Swing Line Loan, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, or (in each case) the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full; provided further, it is expressly agreed that the imposition of an additional rate of interest on amounts not paid when due as provided in this Section 2.03 shall not constitute a penalty or forfeiture.

         (b) Interest on the outstanding principal balance of each Loan shall be computed on the basis of a year of 360 days and calculated for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears on the last Business Day of each June, September, December and March commencing June 30, 1997, on each Base Rate Loan and each Swing Line Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Loan and, for any Eurodollar Loan having an Interest Period of six months, also on the last day of the third month of such Interest Period, and (iii) upon payment or prepayment in full of the principal amount of such Loan.

         2.04 PAYMENT OF PRINCIPAL. All Revolving Credit Outstandings and all Swing Line Outstandings shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as herein expressly provided. The principal amount of any Loan may be prepaid in whole or in part at any time without penalty; provided, however, in connection with the prepayment of a Eurodollar Rate Loan, the Borrower shall pay to the Agent for the account of the Lenders the amount, if any, required under Section
4.05 hereof. In the event that at any time Outstandings exceed the lesser of the Borrowing Base or the Total Revolving Credit Commitment, the Borrower shall promptly repay upon the Agent's demand an amount of the Revolving Credit Outstandings equal to or greater than such excess. All prepayments made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or such other amount as necessary to comply with this Section 2.04 or with Section 2.09(a) or (b), together with accrued and unpaid interest on the amounts paid.

         2.05 PAYMENTS; NON-CONFORMING PAYMENTS. (a) Each payment of principal (including any prepayment) and payment of interest shall be made to the Agent at the Principal Office, for the account of each Lender's Applicable Lending Office, in Dollars and in immediately available funds before 12:30 P.M. Dallas, Texas time on the date such payment is due. With respect to Swing Line Loans, each payment of principal and payment of interest shall be made to the Agent, for the account of the Swing Line Lender's Applicable Lending Office, at the Principal Office in Dollars and in immediately available funds before 12:30 P.M., Dallas, Texas time on the date such payment is due. The Borrower shall give the Agent prior telephonic notice of any payment of principal, such notice to be given by not later than 10:30 A.M. Dallas, Texas time, on the date of such payment.

         (b) The Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made both (i) in Dollars and in immediately available funds and (ii) prior to 12:30 P.M. Dallas, Texas time on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment shall constitute a Default or Event of Default. The Agent shall give prompt notice to the Authorized Representative and each of the Lenders (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the respective rates of interest per annum specified in Section 2.03(a) in respect of late payments of interest, from the date such amount was due and payable until the date such amount is paid in full.

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) under the definition of "Interest Period;" provided that interest shall continue to accrue during the period of any such extension.

         2.06 BORROWER'S ACCOUNT. The Borrower shall continuously maintain the Borrower's Account for the purposes herein contemplated.

         2.07 NOTES. (a) Revolving Credit Loans made by each Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Revolving Credit Note payable to the order of such Lender in the amount of its Revolving Credit Commitment, which Revolving Credit Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

         (b) Swing Line Loans made by the Swing Line Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Swing Line Note dated the Closing Date and duly executed and delivered by the Borrower.

         2.08 PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment and prepayment on account of the principal of and interest on the Revolving Credit Loans and the fees described in Section 2.11 hereof shall be made to the Agent in the aggregate amount payable to the Lenders for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (c) the Agent will promptly distribute such payments received to the Lenders as provided for herein.

         2.09 REDUCTIONS.

         (a) VOLUNTARY. The Borrower shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than once during each calendar quarter upon not less than five (5) Business Days written notice to the Agent) to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the amount of $10,000,000 or such greater amount which is in an integral multiple of $5,000,000, and shall permanently reduce the Total Revolving Credit Commitment and the Revolving Credit Commitment of each Lender pro rata. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the principal amount of the Revolving Credit Outstandings to the extent that the Outstandings exceed the Total Revolving Credit Commitment after giving effect to such reduction, together with amounts required under Section 2.04.

         (b) MANDATORY. If the Borrower and its Subsidiaries shall receive aggregate Net Proceeds from the disposition of assets in excess of $20,000,000 during any Four-Quarter Period, such excess Net Proceeds shall, subject to the next sentence, be applied to reduce permanently the

Total Revolving Credit Commitment and payment of the principal amount of the Revolving Credit Outstandings in accordance with the terms set forth in subsection (a) above without regard to limitations on the amount of such reduction. The immediately preceding sentence shall not apply to any Net Proceeds which the Borrower or such Subsidiary, as the case may be, may apply within 180 days of receipt thereof to (i) repay Indebtedness of the Borrower or any Subsidiary which is secured by a Lien on the assets or property of the Borrower or any Subsidiary which was the subject of such asset disposition and permanently reduce any related commitment, or (ii) repay Revolving Credit Outstandings, or (iii) make Permitted Acquisitions or acquire, construct or improve properties or capital assets, in each case, to be used in the same line of business being conducted by the Borrower or its Subsidiaries at such time.

         2.10 CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. The Borrower may:

         (a) upon notice to the Agent on or before 10:30 A.M. Dallas, Texas time on any Business Day Convert all or a part of Eurodollar Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Loans; and

         (b) provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 4.01(a), 4.02 and 4.03 hereof, on three (3) Eurodollar Business Days' notice to the Agent on or before 10:30 A.M. Dallas, Texas time:

                  (i) Continue Eurodollar Loans and elect a subsequent Interest Period for all or a portion of Eurodollar Loans to begin on the last day of the current Interest Period for such Eurodollar Loans; or

                  (ii) Convert Base Rate Loans (other than Swing Line Loans) to Eurodollar Loans on any Eurodollar Business Day.

         Notice of any such Continuation or Conversion shall specify the effective date of such Continuation or Conversion and, with respect to Eurodollar Loans, the Interest Period to be applicable to the Loan as Continued or Converted. Each Continuation and Conversion pursuant to this Section 2.10 shall be subject to the limitations on Eurodollar Loans set forth in the definition of "Interest Period" herein and in Sections 2.01(a), (b) and (c) and
Article IV hereof. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.11 UNUSED FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages of the Revolving Credit Facility, the Applicable Unused Fee payable quarterly in arrears on the sum of the daily amount by which the Total Revolving Credit Commitment exceeds the sum of the average daily (i) Revolving Credit Outstandings and (ii) Outstanding Letters of Credit. The Swing Line Outstandings shall not be outstanding Loans for purposes of determining such fee. Such payments of fees provided for in this Section 2.11 shall be due in arrears on the last Business Day of each June, September, December and March beginning June 30, 1997 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         2.12 DEFICIENCY LOANS. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its applicable Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

         2.13 USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility and the Swing Line hereunder shall be used by the Borrower to refinance certain existing indebtedness, to finance capital expenditures, to finance Permitted Acquisitions and to provide for the general corporate purposes of the Borrower. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board.

         2.14 ADDITIONAL FEES. In addition to any fees described above, the Borrower agrees to pay to the Agent and NationsBank such other fees as may be agreed to in a separate writing or writings.

         2.15 BORROWING BASE; INVESTMENT RATING. Notwithstanding any other term, covenant or condition contained in this Agreement or any of the other Loan Documents, immediately upon both Rating Agencies assigning an Investment Grade Rating, all limitations on the amount of Outstandings based in any way on the Borrowing Base shall be of no further force and effect and the reports under
Section 7.01(d) shall no longer be required to be delivered.

                                   ARTICLE III.

                              LETTERS OF CREDIT

         3.01 LETTERS OF CREDIT. NationsBank agrees, subject to the terms and conditions of this Agreement, upon request and for the account of Borrower, to issue from time to time Letters of Credit for the Borrower's general corporate purposes upon delivery to NationsBank of an Application and Agreement for Letter of Credit in form and content acceptable to NationsBank; provided, that the Outstanding Letters of Credit shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by NationsBank with an expiry date or payment date occurring subsequent to the fifth Business Day preceding the Revolving Credit Termination Date. NationsBank shall not issue any Letter of Credit if the Outstandings when added to the face amount of any requested Letter of Credit would exceed the lesser of the Borrowing Base or the Total Revolving Credit Commitment.

         3.02 REIMBURSEMENT.

         (a) The Borrower hereby unconditionally and irrevocably agrees immediately to pay to NationsBank on demand at the Principal Office all amounts required to pay all drafts drawn under the Letters of Credit and all reasonable and customary expenses incurred by NationsBank in connection with the Letters of Credit. The Borrower's obligations to pay NationsBank under this Section 3.02, and NationsBank's right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance whatsoever. To the extent permitted by Section 2.01(c)(iv) hereof, all amounts owing in connection with a Letter of Credit shall be paid pursuant to Swing Line Loans or Revolving Credit Loans. The Borrower agrees that NationsBank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. The Borrower agrees to pay NationsBank interest on any amounts not paid when due hereunder at the Base Rate plus two percent (2%), or the maximum rate permitted by applicable law, if lower.

         (b) In accordance with the provisions of Section 2.01(c) hereof, NationsBank shall notify the Agent (and shall also notify the Borrower) of any drawing under any Letter of Credit as promptly as practicable following the receipt by NationsBank of such drawing.

         (c) Each Lender (other than NationsBank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of NationsBank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay NationsBank under Section 3.02(a), each Lender (other than NationsBank) thereby shall, as hereinafter described, absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to NationsBank its Applicable Commitment Percentage of the liability of NationsBank under such Letter of Credit in the manner set forth below:

                  (i) With respect to amounts owing in connection with a Letter of Credit for which Swing Line Loans shall then be available, such Swing Line Loans shall be advanced under the Swing Line and each Lender (including the Swing Line Lender in its capacity as a Lender) shall share in the risk of loss with respect to such Swing Line Loans by, at the request of the Swing Line Lender, making a Revolving Credit Loan under the Revolving Credit Facility to repay such Swing Line Loan in an amount equal to such Lender's Applicable Commitment Percentage of such Swing Line Loan as set forth in Section 2.02.

                  (ii) With respect to amounts owing in connection with a Letter of Credit for which a Swing Line Loan shall not be available, each Lender (including NationsBank in its capacity as a Lender) prior to the Revolving Credit Termination Date, shall, subject to the terms and conditions of Article II, make a Revolving Credit Loan bearing interest at the Base Rate to the Borrower by paying to the Agent for the account of NationsBank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, all as described in and pursuant to Section 2.01(c)(iv).

                  (iii) With respect to drawings under any of the Letters of Credit for which a Revolving Credit Loan is not made as set forth in clause (ii) above, each Lender, upon receipt from the Agent of notice of a drawing in the manner described in Section 2.01(c), shall promptly pay to the Agent for the account of NationsBank, prior to the applicable time set forth in Section 2.01(c), its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to the Agent for the account of NationsBank, such Lender shall, automatically and without any further action on the part of NationsBank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Borrower. The Lenders acquisition of and payment for Participations in any Reimbursement Obligation as set forth in this clause (iii) shall occur only if such Reimbursement Obligation is not paid pursuant to Swing Line Loans or Revolving Credit Loans. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Loans made in accordance with Section 2.01(c) or otherwise.

                  (iv) Each Lender's obligation to make payment to the Agent for the account of NationsBank pursuant to this Section 3.02(c), and the right of NationsBank to receive the same, shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of NationsBank in full upon such request as required by this
         Section 3.02(c), such Lender shall, on demand, pay to the Agent for the account of NationsBank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.01(c) until such Lender pays such amount to the Agent for the account of NationsBank in full at the interest rate per annum for overnight borrowing by NationsBank from the Federal Reserve Bank.

                  (v) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (iii) above, then at any time payment is received by NationsBank as issuer of the Letter of Credit from the Borrower of such

         Reimbursement Obligation, in whole or in part, NationsBank shall pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

                  (vi) Nothing contained herein shall be deemed to release NationsBank from any obligation it may incur to reimburse any Lender arising from NationsBank's wrongful payment of a drawing under any Letter of Credit as a result of its gross negligence or willful misconduct.

         (d) Promptly following the end of each calendar quarter, NationsBank shall deliver to the Agent, and the Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, NationsBank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Outstanding Letter of Credit.

         (e) The issuance by NationsBank of each Letter of Credit shall, in addition to the conditions precedent set forth in Section 5.01 and Section 5.02 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to NationsBank consistent with the then current practices and procedures of NationsBank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as NationsBank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

         (f) Without duplication of Section 11.11 hereof, the Borrower hereby agrees to defend, indemnify and hold harmless NationsBank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which NationsBank, such other Lender or the Agent may incur (or which may be claimed against NationsBank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify NationsBank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the party to be indemnified. The provisions of this Section 3.02(f) shall survive repayment of the Obligations, the occurrence of the Revolving Credit Termination Date, and expiration or termination of this Agreement.

         (g) Without limiting Borrower's rights as set forth in Section 3.02(f) above, the obligation of the Borrower to immediately reimburse NationsBank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreements for Letters of Credit, under the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

                  (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

                  (iii) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

                  (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), Agent, Lenders or any other Person;

                  (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided, however, that nothing contained herein shall be deemed to release NationsBank or any other Lender of any liability for actual loss arising as a result of its gross negligence or willful misconduct.

         3.03 LETTER OF CREDIT FEE. The Borrower agrees to pay (i) to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee per annum on the aggregate amount available to be drawn on each Outstanding Letter of Credit at a rate equal to the Applicable Interest Addition as in effect from time to time which fee shall be deemed immediately earned when paid and (ii) to NationsBank for its own account, as issuer of each Letter of Credit, a fee per annum equal to .125% of the aggregate amount available to be drawn on each Outstanding Letter of Credit which fee shall be deemed immediately earned when paid. Such payments of fees provided for in this
Section 3.03 with respect to each Letter of Credit shall be payable in arrears in quarterly installments. Such fees shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         3.04 ADMINISTRATIVE FEES. The Borrower shall pay to NationsBank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as NationsBank and the Borrower shall agree in writing from time to time.

                                   ARTICLE IV.

                             CHANGE IN CIRCUMSTANCES

         4.01  INCREASED COST AND REDUCED RETURN.

         (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Note, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 4.01(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.04 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

         (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.01 for a period not greater than 180 days and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 4.01 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive when made in good faith and in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. Any claim for compensation under this Section 4.01 shall be made by the applicable Lender within 180 days after the date on which the officer of such Lender who has responsibility for compliance with the obligations under this Agreement knows or has reason to know of such Lender's right to any compensation under this Section 4.01 or, if any such Lender fails to deliver such demand within such 180-day period, such Lender shall only be entitled to compensation under this Section 4.01 from and after the date that is 180 days prior to the date such Lender delivers such demand.

         4.02. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

                  (a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; or

                  (b) the Required Lenders reasonably determine (which determination shall be conclusive) and notify the Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans.

         4.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 4.04 shall be applicable).

         4.04 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 4.01, 4.02 or 4.03 hereof (such Eurodollar Loans being herein called "Affected Loans"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.03 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.01, 4.02 or 4.03 hereof that gave rise to such Conversion no longer exist:

                  (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

                  (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.01, 4.02 or 4.03 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 4.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans made by other Lenders, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

         4.05 COMPENSATION. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

                  (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.01) on a date other than the last day of the Interest Period for such Loan; or

                  (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Section 5.02 to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Borrowing Notice, prepayment, Continuation, or Conversion under this Agreement.

         4.06 TAXES. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under applicable law in effect on the date hereof, and (iv) and taxes arising after the date hereof solely as a result of or attributable to a Lender changing its Applicable Lending Office after the date such Lender becomes a party hereto (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its principal office, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.06) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 4.06(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06(a) or 4.06(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.06, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

         (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

         (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.06 shall survive the termination of this Agreement, each Lender's Revolving Credit Commitment and the payment in full of the Notes and all other Obligations.

         (i) Any Lender claiming additional amounts payable pursuant to this
Section 4.06 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole judgment of such Lender, be disadvantageous to such Lender. The Borrower shall promptly upon request by any Lender or the Agent take all actions (including, without limitation, the completion of forms and the provisions of information to the appropriate taxing authorities) reasonably requested by such Lender or the Agent to secure the benefit of any exemption from, or relief with respect to, Taxes or Other Taxes in relation to any amounts payable under this Agreement.

         (j) In the event that an additional payment is made under Section 4.06(a) or 4.06(c) for the account of any Lender and such Lender, in its reasonable opinion, determines that it has received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall reasonably determine to be attributable to such deduction or withholding and as will leave such Lender (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding.

                                    ARTICLE V

            CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT

         5.01 CONDITIONS OF INITIAL LOAN AND ISSUANCE OF LETTERS OF CREDIT. The obligation of the Lenders to make the initial Loan and of NationsBank to issue the Letters of Credit is subject to the following conditions precedent:


         A. THE AGENT SHALL HAVE RECEIVED ON THE CLOSING DATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE AGENT AND LENDERS, OR OTHERWISE BE SATISFIED AS TO, EACH OF THE FOLLOWING:

                  (i) executed originals of each of this Agreement, the Notes and the other Loan Documents, together with all schedules and exhibits thereto;

                  (ii) favorable written opinions of special counsel to the Borrower and the Guarantors dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to the Agent, the Lenders and to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit I attached hereto and incorporated herein by reference;

                  (iii) resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower and each of the Guarantors certified by its secretary or assistant secretary or other appropriate official as of the Closing Date, appointing (in the case of the Borrower) the initial Authorized Representatives and approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof and the incurrence of obligations thereunder;

                  (iv) specimen signatures of officers of the Borrower and each Guarantor executing the Loan Documents on behalf of such Person, certified by the secretary or assistant secretary or other appropriate official of the Borrower or Guarantor, as applicable;

                  (v) the charter documents or documents of establishment of the Borrower and each Guarantor certified as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation;

                  (vi) the by-laws of the Borrower and, to the extent the same exist, each Guarantor certified as of the Closing Date as true and correct by the secretary or assistant secretary of the Person to whom such by-laws relate;

                  (vii) certificates issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of its jurisdiction of incorporation as to the due existence and, if issued by such governmental authority, good standing of the Borrower and each Guarantor therein;

                  (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower and each Guarantor as of a recent date by the Secretary of State or other appropriate Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could reasonably be expected to have a Material Adverse Effect;

                  (ix) notice of appointment of the initial Authorized Representative of the Borrower in the form of Exhibit C hereto;

                  (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 8.01 through 8.05 and calculating the Borrowing Base, all as of the immediately preceding Determination Date, substantially in the form of Exhibit J attached hereto;

                  (xi)   evidence of insurance required by Section 7.05;

                  (xii)  an initial Borrowing Notice;

                  (xiii) all fees payable by the Borrower on the Closing Date to the Agent, NationsBank and the Lenders, including any upfront fee as agreed to in writing;

                  (xiv) consolidated financial statements of the Borrower and its Subsidiaries for Fiscal Year 1996, including balance sheets, income and cash flow statements, audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, and historical pro forma consolidated financial statements for Fiscal Year 1996 giving effect to all completed Acquisitions; and

                   (xv) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.


         B.       EACH OF THE FOLLOWING SHALL HAVE OCCURRED OR BE TRUE:

                  (i) there shall not be any action, suit, investigation or proceeding pending or threatened by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on the Borrower or its Subsidiaries or any transaction contemplated hereby; and

                  (ii) the Borrower and its Subsidiaries shall be in compliance with respect to all existing financial obligations.

         C.       IN THE GOOD FAITH JUDGMENT OF THE AGENT AND THE LENDERS:

                  (i) there shall not have occurred a material adverse change since the Borrower's most recent annual report dated February 1, 1997 in the business, business prospects, results of operations, condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, or in the facts and information regarding such entities as represented to date; and

                  (ii) Agent shall have received and reviewed, with results satisfactory to the Agent and its counsel, all information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and its Subsidiaries.

         5.02 CONDITIONS OF LOANS. The obligations of the Lenders to make any Loans, the Swing Line Lender to make Swing Line Loans and NationsBank to issue Letters of Credit hereunder, on or subsequent to the Closing Date are (except as set forth in Section 2.02(e) with respect to Revolving Credit Loans made to repay Swing Line Loans) subject to the satisfaction of the following conditions:

         (a) the Agent shall have received a notice of such borrowing or request if required by Article II hereof;

         (b) the representations and warranties of the Borrower and each Guarantor set forth in Article VI hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, other than such representations and warranties which expressly relate to an earlier date, except that the representations and warranties set forth in
Section 6.01(d) and (e) shall be deemed to include and take into account any merger or consolidation permitted under Section 8.10 hereof, and except that the financial statements referred to in Section 6.01(f)(i) and 6.01(f)(ii) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.01 hereof;

         (c) in the case of the issuance of a Letter of Credit, Borrower shall have executed and delivered to NationsBank an Application and Agreement for Letter of Credit in form and content acceptable to NationsBank together with such other instruments and documents as it may reasonably request;

         (d) at the time of each such Loan, Swing Line Loan or issuance of each Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing;

         (e) immediately after giving effect to a Swing Line Loan, the aggregate Swing Line Outstandings shall not exceed the Total Swing Line Commitment;

         (f) immediately after issuing any Letter of Credit, the aggregate Outstanding Letters of Credit shall not exceed the Total Letter of Credit Commitment; and

         (g) immediately after giving effect to any Loan or Letter of Credit (i) the sum of Outstandings shall not exceed the lesser of the Total Revolving Credit Commitment or the Borrowing Base, as most recently determined by the Borrower and presented to the Agent in either a compliance certificate required pursuant to Section 7.01(a) or (b) hereof or in the Borrowing Base Certificate delivered to the Agent pursuant to
Section 7.01(d) hereof, and (ii) each Lender's Applicable Commitment Percentage of Revolving Credit Loans and Participations shall not exceed its Revolving Credit Commitment.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         6.01 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders and the Agent with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuance of Letters of Credit), that:

         (a)  ORGANIZATION AND AUTHORITY.

                  (i) the Borrower and each Subsidiary is a legal entity duly organized or created and validly existing under the laws of the jurisdiction of its incorporation or creation;

                  (ii) the Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted, and (y) is qualified to do business in each jurisdiction in which its ownership or lease of property or the nature of its business makes such qualification necessary and in which failure so to qualify could reasonably be expected to have a Material Adverse Effect;

                  (iii) the Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

                  (iv) each Guarantor has the power and authority to execute, deliver and perform the Guaranty and the other Loan Documents to which it is a party; and

                  (v) each of the Loan Documents to which a Loan Party is a party has been duly executed and delivered by such Loan Party and is the legal, valid and binding obligation or agreement, as the case may be, of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

         (b) LOAN DOCUMENTS. The execution, delivery and performance by a Loan Party of each of the Loan Documents to which such Loan Party is a party:

                  (i) have been duly authorized by all requisite corporate, partnership or other similar action (including any required shareholder approval) of such Loan Party required for the lawful execution, delivery and performance thereof;

                  (ii) do not violate any provisions of (1) applicable law, rule or regulation, (2) any order of any court or other agency of government binding on the Borrower or any Guarantor, or their respective properties, or (3) the charter documents, documents of creation, by-laws, partnership agreements or other similar governing documents of such Loan Party;

                  (iii) will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which any Loan Party is a party, or by which the properties or assets of any Loan Party are bound; and

                  (iv) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any Loan Party except any Liens in favor of the Agent and the Lenders created by the Loan Documents;

         (c) SOLVENCY. Each Loan Party is Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents;

         (d) SUBSIDIARIES AND STOCKHOLDERS. Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 6.01(d) hereto and Subsidiaries after the date hereof acquired or created in compliance with
Section 7.18; Schedule 6.01(d) to this Agreement states as of the date hereof the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.01(d) and all shares and other interests for each of its wholly owned Subsidiaries, free and clear of any Lien;

         (e) OWNERSHIP INTERESTS. Borrower owns no interest in any Person other than as permitted under Section 8.09;

         (f)      FINANCIAL CONDITION.

                  (i) The Borrower has heretofore furnished to each Lender audited consolidated balance sheets of the Borrower and its Subsidiaries as at February 1, 1997 and the notes thereto and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the Fiscal Year then ended as examined and certified by Coopers & Lybrand, L.L.P.. Except as set forth therein, such financial statements (including the notes thereto) present fairly, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in their stockholders' equity for the Fiscal Year then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  (ii)  since the date of the financial statements referenced in
         (i) above, there has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or in the businesses, properties and operations of the Borrower and its Subsidiaries, considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                  (iii) except as set forth in the financial statements referred to in Section 6.01(f)(i) or in Schedule 6.01(f) or Schedule 6.01(j) attached hereto, or as permitted under Section 8.06 hereof, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability contingent or otherwise which remain outstanding or unsatisfied;

         (g) TITLE TO PROPERTIES. The Borrower and its Subsidiaries have title to all their respective owned real and personal properties, subject to no transfer restrictions or Liens of any kind, except for (i) the transfer restrictions and Liens described in Schedule 6.01(g) attached hereto, (ii) transfer restrictions which could not individually or collectively reasonably be expected to have a Material Adverse Effect, and (iii) Liens permitted under
Section 8.07 hereof;

         (h) TAXES. Except as set forth in Schedule 6.01(h) attached hereto, the Borrower and its Subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed by them and except for taxes and assessments being contested as permitted under Section 7.04, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due;

         (i) OTHER AGREEMENTS. Neither the Borrower nor any Subsidiary is

                  (i) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be expected to have a Material Adverse Effect; or

                  (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be expected to have, a Material Adverse Effect;

         (j) LITIGATION. Except as set forth in Schedule 6.01(j) attached hereto, there is no action, suit, litigation, investigation or proceeding at law or in equity or by or before any Governmental Authority pending, including without limitation matters pertaining to labor, employment, wages, hours, occupational safety and taxation, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, an adverse ruling or determination in which could reasonably be expected to have a Material Adverse Effect;

         (k) MARGIN STOCK. Neither the Borrower nor any Subsidiary owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R.
Part 221), of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

         (l) INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as amended from time to time;

         (m) PATENTS, ETC. Except as set forth in Schedule 6.01(m) attached hereto, the Borrower and its Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

         (n) NO UNTRUE STATEMENT. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Loan Party in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect;

         (o) NO CONSENTS, ETC. Except as set forth in Schedule 6.01(o) attached hereto, neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

         (p) BENEFIT PLANS.

                  (i) None of the employee benefit plans maintained at any time by the Borrower or any Subsidiary or the trusts created thereunder has engaged in a prohibited transaction or violated any Foreign Benefit Law which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA or under any Foreign Benefit Law;

                  (ii) None of the employee benefit plans maintained at any time by the Borrower or any Subsidiary which are employee pension benefit plans and which are subject to Title IV of ERISA or any Foreign Benefit Law or the trusts created thereunder has been terminated so as to result in a material liability of the Borrower under ERISA or under any Foreign Benefit Law nor has any such employee benefit plan of the Borrower or any Subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA or any other Person exercising similar duties and functions under any Foreign Benefit Law, other than for required insurance premiums which have been paid or are not yet due and payable; neither the Borrower nor any Subsidiary has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any material assessed and unpaid withdrawal liability; the Borrower and the Subsidiaries have made or provided for all contributions in all material amounts to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Borrower nor any Subsidiary has incurred any material accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation or any other Person exercising similar duties and functions under any Foreign Benefit Law;

                  (iii) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA or any Foreign Benefit

         Law, maintained by the Borrower or any Subsidiary, did not, as of the most recent valuation date for each such plan, exceed by a material amount the then current value of the assets of such employee benefit plans allocable to such benefits;

                  (iv) To the knowledge of the Borrower based on its actual knowledge and based on information, if any, that the Lenders may provide to the Borrower from time to time, the consummation of the Loans and the issuance of the Letters of Credit provided for in Article II and Article III will not involve any prohibited transaction under ERISA or any Foreign Benefit Law which is not subject to a statutory or administrative exemption;

                  (v) To the best of the Borrower's knowledge, each employee pension benefit plan subject to Title IV of ERISA or any Foreign Benefit Law, maintained by the Borrower or any Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules and any applicable Foreign Benefit Law;

                  (vi) There has been no material withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Borrower or any Subsidiary is or was a contributor;

                  (vii) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                  (viii) Neither the Borrower nor any Subsidiary has any liability not disclosed on any of the financial statements furnished to the Lenders pursuant to Section 7.01 hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability could reasonably be expected to have a Material Adverse Effect;

         (q) NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder;

         (r) HAZARDOUS MATERIALS. Neither the Borrower nor any Subsidiary has been notified of any material action, suit, proceeding or investigation which calls into question compliance by the Borrower or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material in any material respect of the Borrower's operations;

         (s) RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any

Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

         (t) COMPLIANCE WITH LAWS. The Borrower and each Subsidiary is in compliance with all laws, rules and regulations, including without limitation, all Environmental Laws, and all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and all other valid requirements of any Governmental Authority with respect to the conduct of its business, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         Until this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will:

         7.01 FINANCIAL REPORTS, ETC. (a) as soon as practical and in any event within ninety-five (95) days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) the consolidated balance sheets of the Borrower and its Subsidiaries, in each case with the notes thereto, the related consolidated statements of operations, cash flow, and shareholders' equity and the respective notes thereto for such Fiscal Year, setting forth in the case of the consolidated statements comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing, with respect to the consolidated financial reports, an opinion of Coopers & Lybrand, L.L.P., or any other "Big 6" accounting firm or other such independent certified public accountants of recognized national standing selected by the Borrower and approved by the Agent, which is unqualified and devoid of any exception which is not acceptable to the Required Lenders; and
(ii) a certificate of an Authorized Representative as to the existence or non-existence of any Default or Event of Default, demonstrating compliance with Sections 8.01, 8.02, 8.03, 8.04 and 8.05 of this Agreement as of the Determination Date for which such covenant compliance is demonstrated, which certificate shall be substantially in the form attached hereto as Exhibit J and incorporated herein by reference;

         (b) as soon as practical and in any event within fifty (50) days after the end of each quarterly period of each Fiscal Year (except the last reporting period of the Fiscal Year), or if an extension has been granted by the Securities and Exchange Commission for the filing by the Borrower of its quarterly report on Form 10-Q, then by the earlier of the date such Form 10-Q is actually filed and the last day of such extended time period, but in no event later than sixty (60) days after the end of such quarterly period for which such Form 10-Q is to be filed, deliver to the Agent and each Lender (i) the consolidated balance sheets of the Borrower and its Subsidiaries, in each case as of the end of such reporting period, the related consolidated statements of operations and cash flow for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, all of such interim financial statements being prepared on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, subject to normal year-end audit adjustments, and (ii) a certificate of an Authorized Representative as to the existence or non-existence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to Section 7.01(a)(ii);

         (c) together with each delivery of the financial statements required by
Section 7.01(a)(i) hereof, deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 7.01(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.01(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

         (d) as soon as practical and in any event within fifteen (15) days following the last day of each month of the Borrower's Fiscal Year, a certificate as to the Borrowing Base substantially in the form attached hereto as Exhibit K and incorporated herein by reference (a "Borrowing Base Certificate") certified by an Authorized Representative to be true, accurate and complete with respect to the information set forth therein showing the calculation of the Borrowing Base as at the last day of the preceding month of the Borrower's Fiscal Year;

         (e) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, and (ii) any proxy statement distributed by the Borrower to its shareholders, bondholders or the financial community in general; and

         (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and each Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

         7.02 MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

         7.03 EXISTENCE, QUALIFICATION, ETC. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits, except to the extent conveyed in connection with a transaction permitted under Section
8.08 hereof, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and in which the failure so to qualify could reasonably be expected to have a Material Adverse Effect.

         7.04 TAXES. Pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except any of the foregoing being contested in good faith by appropriate proceedings diligently conducted and against which reserves sufficient under GAAP have been established.

         7.05 INSURANCE. (i) Maintain insurance with responsible insurance carriers against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated,
(ii) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than insurance customarily carried by similar businesses owning similar properties and conducting similar operations, and (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes).

         7.06 TRUE BOOKS. Keep true books of record and account in which full and correct entries will be made of all financial transactions and its assets and business in compliance with Generally Accepted Accounting Principles.

         7.07 RIGHT OF INSPECTION. Permit any Lender or the Agent (through their employees and other agents), at the expense of such Lender or the Agent, as applicable, or at the expense of the Borrower if a Default has occurred and is continuing, to visit and inspect any of the properties, corporate books and financial reports of the Borrower and its Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         7.08 OBSERVE ALL LAWS. Comply in all material respects with all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, including without limitation Environmental Laws, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

         7.09 COVENANTS EXTENDING TO SUBSIDIARIES. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 7.02 through 7.08, inclusive.

         7.10 OFFICER'S KNOWLEDGE OF DEFAULT. Upon any Authorized Representative of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary, promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower proposes to take with respect thereto and stating that such notice is a "notice of default."

         7.11 SUITS OR OTHER PROCEEDINGS. Upon any Authorized Representative of the Borrower obtaining knowledge of any litigation or other proceeding being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, in an aggregate amount greater than $2,500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, proceeding, levy, execution or other process.

         7.12 NOTICE OF DISCHARGE OF HAZARDOUS MATERIAL OR ENVIRONMENTAL COMPLAINT. Promptly provide to the Agent true, accurate and complete copies of any and all written notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any material
(a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (b) release or threatened release by the Borrower or any Subsidiary of any Hazardous Material, except where occurring legally; or
(c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         7.13 ENVIRONMENTAL COMPLIANCE. If the Borrower or any Subsidiary shall receive notice from any Governmental Authority that the Borrower or any Subsidiary has violated any applicable Environmental Law, the violation of which could reasonably be expected to result in a Material Adverse Effect and for which the Borrower or a Subsidiary is responsible for remedying such violation, the Borrower shall promptly (and in any event within the time period permitted by the applicable Governmental Authority) remedy, or cause the applicable Subsidiary to remedy, such violation.

         7.14 INDEMNIFICATION. The Borrower hereby agrees to defend, indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of the Borrower or any Subsidiary or property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 7.14 shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         7.15 FURTHER ASSURANCES. At its cost and expense, upon request of the Agent, duly execute and deliver or cause another Loan Party to duly execute and deliver, to the Agent such further instruments, documents, certificates, and agreements, and do and cause another Loan Party to do such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.

         7.16 BENEFIT PLANS. Comply in all material respects with all requirements of ERISA and any Foreign Benefit Law applicable to it and furnish to the Agent as soon as possible and in any event (i) within thirty (30) days after the Borrower knows or has reason to know that any reportable event or other event under any Foreign Benefit Law with respect to any employee benefit plan maintained by the Borrower or any Subsidiary which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event or such other event and any action which the Borrower or applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation or to any other applicable Person exercising similar duties and functions under any Foreign Benefit Law or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any Subsidiary may receive from the Pension Benefit Guaranty Corporation or from any other Person exercising similar duties and functions under any Foreign Benefit Law relating to the intention of the Pension Benefit Guaranty Corporation or any such Person to terminate any employee benefit plan or plans of the Borrower or any Subsidiary or to appoint a trustee to administer any such plan, (iii) within 10 days after a filing with the Pension Benefit Guaranty Corporation pursuant to
Section 412(n) of the Code or with any Person pursuant to any Foreign Benefit Law of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the Borrower or its affected Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the Pension Benefit Guaranty Corporation or to such Person, and (iv) promptly after the incurrence thereof and in any event within 10 days, notice of withdrawal by the Borrower or any Subsidiary from any Multi-employer Plan which withdrawal could reasonably result in a material withdrawal liability.

         7.17 CONTINUED OPERATIONS. Continue at all times (i) to conduct its business and engage principally in the same or complementary line or lines of business substantially as heretofore conducted (subject to the right to dispose of assets in transactions permitted under Section 8.08 hereof) and (ii) preserve and protect its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations.

         7.18 NEW SUBSIDIARIES.

         (a) No later than forty-five (45) Business Days following the acquisition or creation of any Subsidiary (other than a Foreign Subsidiary), or upon any previously existing Person becoming a Subsidiary other than a Foreign Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

                  (i) a Guaranty executed by such Subsidiary, with appropriate insertions of identifying information and such other changes to which the Agent may consent in its discretion;

                  (ii) an opinion of counsel to such Subsidiary dated as of the date of delivery of the Guaranty provided in the foregoing clause (i) and addressed to the Agent and the Lenders, in form and substance substantially similar to the opinions of counsel to the Guarantors delivered on the Closing Date to the Lenders pursuant to Section 5.01 hereof; and

                  (iii) current copies of the charter or other organizational documents and bylaws, if any, of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors (or other comparable group of individuals performing a similar function), or appropriate committees thereof (and, if required by such charter or other organizational documents, bylaws or by applicable laws, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in clause (i) of this Section 7.18 and evidence satisfactory to the Agent (confirmation of the receipt of which will be provided by the Agent to the Lenders) that such Subsidiary is Solvent as of such date and after giving effect to the Guaranty.

         (b) Not later than forty-five (45) Business Days following the acquisition or creation of a Foreign Subsidiary which is a Material Subsidiary, or upon any previously existing Person becoming a Foreign Subsidiary which is a Material Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

                  (i) a pledge agreement to be entered into by the Borrower or Subsidiary owning any or all of the capital stock or other ownership interest of such Foreign Subsidiary (the "Pledgor") in form and substance acceptable to the Agent pledging 65% of all such capital stock or ownership interests (the "Pledged Stock");

                  (ii) the certificates evidencing the Pledged Stock together with duly executed stock powers or powers of assignment in blank affixed thereto;

                  (iii) an opinion of counsel to the Pledgor dated as of the date of delivery of the pledge agreement provided in the foregoing clause (i) and addressed to the Agent and the Lenders as to matters regarding the enforceability of such pledge agreement and the status of such Pledged Stock in form and substance acceptable to the Agent; and

                  (iv) the items referred to in (a)(iii) above with respect to the Pledgor.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         Until this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

         8.01 CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than (A) $486,000,000 plus (B) an amount equal to one hundred percent (100%) of the Net Proceeds of each sale of capital stock or other equity interest (including those instruments and securities exchangeable, convertible or exercisable into capital stock or other equity interests at such time as such instruments are recognizable in Consolidated Net Worth in accordance with GAAP) in the Borrower or any Subsidiary since February 1, 1997 plus (C) an amount equal to the sum of fifty percent (50%) of Consolidated Net Income of the Borrower and its Subsidiaries (without deduction for any negative Consolidated Net Income) for each full fiscal quarter ending after February 1, 1997.

         8.02 CONSOLIDATED FUNDED SENIOR INDEBTEDNESS TO CONSOLIDATED EBITDA. Permit at any time the ratio of Consolidated Funded Senior Indebtedness to Consolidated EBITDA for the Four-Quarter Period most recently ended to be greater than 3.50 to 1.00.

         8.03 CONSOLIDATED FIXED CHARGE RATIO. Permit, at any time during any Four-Quarter Period of the Borrower, the Consolidated Fixed Charge Ratio for such Four-Quarter Period to be equal to or less than 1.25 to 1.00 until Fiscal Year End 1997 and 1.50 to 1.00 thereafter.

         8.04 CAPITAL EXPENDITURES. Make or become committed to make in the aggregate during any Fiscal Year Capital Expenditures greater than $125,000,000 for each of Fiscal Year 1997 and Fiscal Year 1998 and $150,000,000 thereafter; provided however, such determination shall be made on a cumulative basis, with the effect that amounts not expended in any Fiscal Year may be carried forward and expended in a subsequent Fiscal Year.

         8.05 CONSOLIDATED FUNDED TOTAL INDEBTEDNESS TO CONSOLIDATED EBITDA. Permit at any time the ratio of Consolidated Funded Total Indebtedness to Consolidated EBITDA for the Four-Quarter Period most recently ended to be greater than 4.00 to 1.00.

         8.06 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except

                  (i) All Indebtedness existing as of the date hereof and set forth in Schedule 8.06 attached hereto and incorporated herein by reference and any extension, renewal or refinancing thereof that does not increase the principal amount thereof from that existing immediately prior to such extension, renewal or refinancing; and that does not result in an interest rate which is greater than the market rate generally available to companies similarly situated to the Borrower for similar transactions; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of repayment, subordination, restrictions against incurring Liens or Indebtedness, rights of conversion, put or exchange, mandatory prepayment, reduction in commitment or addition of or adverse change in any borrowing base with respect to such Indebtedness from such terms and rights as in effect on the Closing Date unless such amendments, modifications or supplements would not reasonably be expected to have an adverse effect on the Borrower, or its creditworthiness with respect to its Obligations;

                  (ii) Indebtedness owing to the Agent or any Lenders in connection with this Agreement, any Note or other Loan Document;

                  (iii) Indebtedness consisting of Rate Hedging Obligations permitted under Section 8.15 hereof;

                  (iv) The endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (v) Indebtedness incurred directly by the Borrower or any Subsidiary exclusively to finance machinery, equipment and other fixed assets purchased after the Closing Date and Indebtedness incurred after the Closing Date and secured by the Borrower's or any Subsidiary's real property, provided that such Indebtedness (i) is secured, if at all, solely by a Lien permitted in accordance with Sections 8.07(iii) or
         (vii) hereof, (ii) shall not be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing and (iii) does not in the aggregate for the Borrower and all Subsidiaries exceed the principal amount of $80,000,000 incurred during any consecutive twelve month period;

                  (vi) Indebtedness of any Subsidiary owing to the Borrower or another Subsidiary and Indebtedness of the Borrower owing to any Subsidiary;

                  (vii) Additional Indebtedness, including without limitation Indebtedness related to commercial and documentary letters of credit, standby letters of credit, or otherwise, in the aggregate amount outstanding of the Borrower and all Subsidiaries at any time (as determined by the face amount of such obligations where applicable) not to exceed $150,000,000: and

                  (viii) Any guaranty of Indebtedness of another Loan Party which is permitted to be incurred pursuant to this Section 8.06.

Notwithstanding the foregoing, neither the Borrower nor any of its Subsidiaries shall incur or allow to exist any Indebtedness which qualifies as Significant Senior Indebtedness, Parent Senior Indebtedness or Significant Parent Senior Indebtedness under the Parisian Indenture unless each lender or creditor of such Significant Senior Indebtedness, Parent Senior Indebtedness or Significant Senior Indebtedness, as applicable, agrees in the instrument creating, evidencing or governing such Significant Senior Indebtedness, Parent Senior Indebtedness or Parent Senior Indebtedness, as applicable, not to deliver any notice under either Section 10.2(b)(ii)(B) or Section 14.2(b)(ii)(B) of the Parisian Indenture without the prior written consent of the Agent and acknowledges in such instrument that the Lenders are relying on, are third-party beneficiaries of, and may directly enforce, such agreement.

         8.07 LIENS. Incur, create or permit to exist any Lien with respect to any property or assets now owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than

                  (i)   Liens existing as of the date hereof and as set forth in
         Schedule 6.01(g) attached Hereto;

                  (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

                  (iii) Liens in respect of purchase money Indebtedness in connection with the acquisition of certain property permitted to be incurred pursuant to Section 8.06(v) hereof; provided that (a) the original principal balance of the Indebtedness secured by such Lien constitutes not less than 75% and not more than 100% of the purchase price of the property acquired and (b) such Lien extends only to the property acquired with the proceeds of the indebtedness so secured;

                  (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

                  (v) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (vi) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof by the Borrower or any Subsidiary;

                  (vii) Liens on real property securing Indebtedness permitted under Section 8.06(v) hereof; provided, however, that the real property securing such Indebtedness permitted under Section 8.06(v) hereof, if such Indebtedness is in a principal amount of $5,000,000 or more, must be appraised in connection with the incurrence of such Indebtedness and such appraisal value shall not be less than an amount equal to 133% of the principal amount of such Indebtedness; and

                  (viii) Liens on specific items of inventory of the Borrower or any Subsidiary granted to secure reimbursement obligations incurred with respect to documentary letters of credit issued in connection with the purchase of such inventory; provided such liens at all times remain unperfected and no such lien attaches to inventory not acquired with the credit support of such documentary letter of credit.

         8.08 TRANSFER OF ASSETS. Other than as permitted in Section 8.10 hereof, sell, lease, transfer or otherwise dispose of any assets of the Borrower or any Subsidiary during any Fiscal Year, other than assets sold in the ordinary course of business and accounts receivable transferred to a Securitization Subsidiary, which have an aggregate book value in excess of ten percent (10%) of the book value of the Consolidated Total Assets as at the last day of the immediately preceding Fiscal Year; provided, however, such determination shall be made on a noncumulative basis, with the effect that the amount of assets not disposed of in one Fiscal Year may not be carried forward and disposed of in a subsequent Fiscal Year.

         8.09 INVESTMENTS; ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities of, or all or substantially all of the assets of, or make or permit to exist any interest whatsoever in, any other Person or otherwise make any Acquisition or permit to exist any loans or advances to any Person, except that Borrower and its Subsidiaries may maintain investments or invest in

                  (i)   Eligible Securities;

                  (ii) investments existing as of the date hereof; such investments having a book value equal to or greater than $100,000 are set forth in Schedule 6.01(d) attached hereto;

                  (iii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (iv) loans and advances to and investments in Subsidiaries who are Guarantors;

                  (v) loans and advances to its officers, directors and employees for travel expenses incurred in the ordinary course of business without limitation and for any other business purpose in an aggregate principal amount at any time outstanding not to exceed $7,500,000;

                  (vi) other investments in an aggregate principal amount at any time outstanding not to exceed 5% of Consolidated Net Worth;

                  (vii)  Permitted Acquisitions and other mergers permitted in
         Section 8.10 hereof; and

                  (viii) Securitization Subsidiaries of the Borrower in an aggregate amount not to exceed 10% of Consolidated Net Worth; provided further, investments made in Securitization Subsidiaries on or prior to the date hereof and the retained earnings of Securitization Subsidiaries as of the date hereof and subsequent thereto may be transferred between Securitization Subsidiaries or between the Borrower and a Securitization Subsidiary without limitation.

         8.10 MERGER OR CONSOLIDATION. Consolidate with or merge into any other Person, or permit any other Person to merge into it, or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or any part of its assets into or consolidate with the Borrower or any Subsidiary wholly owned by the Borrower,
(ii) any Subsidiary may merge into another Person whereby such other Person is the surviving corporation provided that if such other Person would not be a Subsidiary after giving effect to such merger, such other Person complies with all the requirements of Section 7.18 as if it is a newly acquired Subsidiary and that such merger would be a Permitted Acquisition but for the Subsidiary not being the surviving corporation and (iii) in connection with any Permited Acquisition, any Person may merge with the Borrower or any Subsidiary wholly owned by the Borrower if the Borrower or such wholly owned Subsidiary, as applicable, shall be the surviving corporation.

         8.11 TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under Section 8.09 hereof, enter into any transaction (or series of related transactions) after the Closing Date, with, or for the benefit of, any Affiliate of the Borrower or any officer or director of the Borrower or any Subsidiary (each, an "Affiliate Transaction"), unless (i) (A) such Affiliate Transaction is in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or any Subsidiary's business and is on terms that are no less favorable to the Borrower or the Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who do not have such a relationship and are engaged in same or similar transactions in the ordinary course of their business and (B) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or value equal to or greater than $5,000,000, the Borrower shall have delivered a certificate of an Authorized Representative to the Agent certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with the preceding clause (i)(A) and, with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or value equal to or greater than $10,000,000, further certifying that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the Board of Directors of the Borrower, including a majority of the disinterested directors of the Board of Directors of the Borrower or (ii) such Affiliate Transaction is with a wholly owned Subsidiary (other than a Foreign Subsidiary) of the Borrower.

         8.12 BENEFIT PLANS. With respect to all employee pension benefit plans maintained by the Borrower or any Subsidiary:

                  (i) terminate any of such employee pension benefit plans so as to incur any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA or to any other Person exercising similar duties and functions under any Foreign Benefit Law;

                  (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject the Borrower or a Subsidiary to a material tax or material penalty or other material liability (a) on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA or (b) under any Foreign Benefit Law;

                  (iii) fail to pay to any such employee pension benefit plan any material contribution which it is obligated to pay under the terms of such plan;

                  (iv) allow or suffer to exist any material accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

                  (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation, or to any other Person exercising similar duties and functions under any Foreign Benefit Law, of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any material liability
         (a) to the Pension Benefit Guaranty Corporation or (b) under any Foreign Benefit Law; or

                  (vi) incur any material withdrawal liability with respect to any Multi-employer Plan.

         8.13 FISCAL YEAR.  Change its Fiscal Year.

         8.14 DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into the Borrower pursuant to
Section 8.10.

         8.15 RATE HEDGING OBLIGATIONS. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except in an aggregate notional amount not to exceed the Total Revolving Credit Commitment at any time and in no event shall any Rate Hedging Obligation be incurred for speculative purposes.

         8.16 NEGATIVE PLEDGE CLAUSES. Enter into any agreement with any Person, other than the Agent and the Lenders pursuant to this Agreement, which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien, upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for (i) agreements creating Liens permitted by
Section 8.07 hereof which prohibit Liens upon, but only upon, the property subject to such Lien, (ii) the Parisian Indenture and the Senior Indenture pursuant to which the Borrower issued its Senior Notes in the aggregate principal amount of $125,000,000, (iii) agreements governing Indebtedness for Borrowed Money incurred pursuant to Section 8.06(vii) hereof and (iv) accounts receivable and assets directly related thereto of the Borrower and any Subsidiary which are subject to accounts receivable securitizations transacted in the ordinary course of business and consistent with past practice of the Borrower or any Subsidiary; provided, however, in no event shall the Borrower or any Subsidiary be prohibited or limited from incurring any Lien on inventory.

                                   ARTICLE IX

                       EVENTS OF DEFAULT AND ACCELERATION

         9.01 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

         (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III hereof, at maturity, by acceleration or otherwise; or

         (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees for other amounts payable to the Lenders, the Agent or NationsBank under the Loan Documents on the date on which the same shall be due and payable; or

         (c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.07, 7.10, 7.18 or Article VIII hereof; or

         (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for thirty (30) or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or the Lenders or delivered to the Agent or the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than in accordance with its terms in the absence of default or by reason of any action by the Agent or any Lender), or if without the written consent of the Agent and the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Agent or any Lender); or

         (e) (i) if a default shall occur, which is not waived, (A) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness for Money Borrowed (other than the Loans) or Rate Hedging Obligations of the Borrower or of any Subsidiary which Indebtedness is in an amount (which amount for Rate Hedging Obligations shall be equal to the market exposure thereunder on the date of default) not less than $10,000,000 in the aggregate outstanding and includes without limitation any of the

Consolidated Subordinated Debt and the Senior Notes, and such default shall continue for more than the period of grace, if any, therein specified or (B) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness for Money Borrowed, including without limitation any of the Consolidated Subordinated Debt and the Senior Notes or Rate Hedging Obligations, may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and as a result of such default the holder of any such Indebtedness, including without limitation any of the Consolidated Subordinated Debt and the Senior Notes, may accelerate the maturity thereof; or

         (f) if any representation, warranty or other statement of fact by the Borrower or any Guarantor contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Guarantor pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given or made or deemed given or made; or

         (g) if the Borrower or any Material Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute, federal, state or foreign; or

         (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Material Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Material Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Material Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Material Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

         (i) if (i) any judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $10,000,000 is rendered against the

Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or any Subsidiary's properties for any amount in excess of $1,000,000, and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

         (j) if the Borrower or any Material Subsidiary shall, other than as permitted under Section 8.08 hereof or in the ordinary course of business (as determined by past practices), suspend (other than for a period not to exceed twenty (20) days by reason of force majeure) all or any part of its operations material to the conduct of the business of the Borrower or such Material Subsidiary, taken as a whole; or

         (k) if (i) the Borrower or any Subsidiary shall engage in any prohibited transaction (as described in Section 8.12(ii) hereof), which is not subject to a statutory or administrative exemption, involving any employee pension benefit plan of the Borrower or any Subsidiary and thereby incur any material tax, material penalty or other material liability, (ii) any material accumulated funding deficiency (as referred to in Section 8.12(iv) hereof), whether or not waived, shall exist with respect to any Single Employer Plan,
(iii) a reportable event (as referred to in Section 8.12(v) hereof) (other than a reportable event for which the statutory notice requirement to the Pension Benefit Guaranty Corporation has been waived by regulation) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to Section 4043(a), (c) or (d) of ERISA is given, as the case may be, and shall result in the incurrence of a material liability to any Governmental Authority (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of the Borrower or any Subsidiary to such Single Employer Plan or the Pension Benefit Guaranty Corporation, or (v) the Borrower or any Subsidiary shall withdraw from a Multi-employer Plan for purposes of Title IV of ERISA, and, as a result of any such withdrawal, the Borrower or any Subsidiary shall incur a material withdrawal liability to such Multi-employer Plan; or

         (l) if there shall occur any "Event of Default" as defined in any of the Loan Documents; or

         (m) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (except for the Proffitt's Inc. 401(k) Retirement Plan) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or condition, directly or indirectly, of more than 20% of the total voting power of the then outstanding voting capital stock of the Borrower;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or issue Letters of Credit, hereunder shall terminate immediately, and
                  (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to lend and issue Letters of Credit hereunder shall automatically terminate and automatically any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice by the Agent or the Lenders or to the Borrower or any other Person;

                           (B) The Borrower shall, upon demand of the Agent
                  acting on the direction of the Required Lenders, and automatically upon the occurrence of an Event of Default under clause (g) or (h) above, deposit cash with the Agent in an amount equal to the amount of any outstanding Letters of Credit remaining undrawn or unpaid, as collateral security pursuant to the LC Account Agreement for the repayment of any future drawings or payments under such Letters of Credit; and

                           (C) the Agent and the Lenders shall have all of the
                  rights and remedies available under the Loan Documents or under any applicable law.

         9.02 AGENT TO ACT. In case any one or more Events of Default shall occur and not have been waived, the Agent shall, at the direction of the Required Lenders, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.03 CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.04 NO WAIVER. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         9.05 ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder shall be applied by the Agent in the following order:

                  (i) amounts due to NationsBank and the Lenders pursuant to Sections 2.11, 3.02(f), 3.03(i), 7.14, 11.06 and 11.11 hereof;

                  (ii) amounts due to (A) NationsBank pursuant to Sections 3.03(ii) and 3.04 hereof, and (B) to NationsBank and/or the Agent pursuant to Section 2.14 hereof;

                  (iii) payments of interest on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (iv) payments of principal on Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;

                  (v) payment of cash amounts to the Agent in respect of Outstanding Letters of Credit pursuant to Section 9.01(B) hereof;

                  (vi) payment of Obligations owed a Lender or Lenders pursuant to Swap Agreements on a pro rata basis according to amounts owed;

                  (vii) payments of all other amounts due under this Agreement, if any, to be applied for the ratable benefit of the Lenders; and

                  (viii) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                    ARTICLE X

                                    THE AGENT

         10.01. APPOINTMENT, POWERS, AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Loan Party or any other Person to perform any of its obligations thereunder;
(c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Loan Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Loan Party or any of its Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

         10.02. RELIANCE BY AGENT. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Loan Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with
Section 11.01 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

         10.03. DEFAULTS. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.02 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         10.04. RIGHTS AS LENDER. With respect to its Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Loan Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Loan Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         10.05. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.11 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 11.11, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 10.05 shall survive payment in full of the Loans, the Obligations and all other amounts payable under this Agreement.

         10.06. NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Loan Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

         10.07. RESIGNATION OF AGENT. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01  ASSIGNMENTS AND PARTICIPATIONS.

         (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment); provided, however, that

             (i)   each such assignment shall be to an Eligible Assignee;

             (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $5,000,000 in excess thereof;

             (iii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, no Lender shall make any assignment that would result in its Revolving Credit Commitment being less than $10,000,000;

             (iv) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Note; and

             (v) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement; provided, the assigning Lender shall be entitled to reimbursement from the Borrower with respect to amounts payable pursuant to Sections 4.01, 4.05, 4.06, 7.14, 11.06 and 11.11 in connection with events prior to such assignment; provided further, to the extent the Borrower makes any such payments to the assigning Lender, the Borrower shall not be required to also pay the assignee such amounts. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.06.

         (b) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the

Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

         (d) Each Lender may sell participations to one or more Persons in a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans) up to and including, but not greater than, fifty percent (50%) of its Revolving Credit Commitment; provided, however, that (i) such Lender s obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the right of set-off contained in Section 11.04, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

         (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

         (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.03 hereof.

         11.02 NOTICES. All notices shall be in writing, except as to telephonic notices expressly permitted or required herein, and written notices shall be delivered by hand delivery, telefacsimile, overnight courier or certified or registered mail. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against (except as to telephonic or telefacsimile notice) receipt therefor) at the address set forth below or such other address as such party shall specify to the other parties in writing:

         (a)      if to the Borrower:

                           Proffitt's, Inc.
                           750 Lakeshore Parkway
                           Birmingham, AL 35211
                           Attention: Treasurer
                           Telephone:  (205) 940-4732
                           Telefacsimile:  (205) 940-4098

                           with a copy to:

                           Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30909-3424
                           Attention: Paul Cushing
                           Telephone:  (404) 881-7000
                           Telefacsimile:  (404) 881-7777

         (b)      if to the Agent:

                           NationsBank of Texas, National Association
                           NationsBank Plaza
                           901 Main Street, 67th Floor
                           Dallas, Texas 75202
                           Attention: Ms. Renita Cummings, Agency Services
                           Telephone: (214) 508-2133
                           Telefacsimile: (214) 508-2515

                           with a copy to:

                           NationsBank, N.A.
                           600 Peachtree Street, N.E., 21st Floor
                           Atlanta, Georgia 30308-2213
                           Attention: Nancy Goldman
                           Telephone:  404-607-5539
                           Telefacsimile:  404-607-6467

         (c)      if to NationsBank in its capacity as issuer of the Letters of
                  Credit:

                           NationsBank of Texas, National Association
                           NationsBank Plaza
                           901 Main Street, 9th Floor

                           Dallas, Texas 75202
                           Attention: Sandy Bohanon, Letter of Credit Department
                           Telephone: (214) 508-2285
                           Telefacsimile: (214) 508-2543

         (d)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         11.03 CONFIDENTIALITY. The Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement or any of the other Loan Documents which has been identified as confidential by the Borrower in accordance with the customary procedure of the Agent or such Lender, as the case may be, for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree in writing to keep such information confidential in accordance with the terms of this Section 11.03); (b) as reasonably required by any bona fide potential assignee, participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree in writing to keep such information confidential in accordance with the terms of this Section); (c) as required, ordered or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings relating to any of the Loan Documents or the transactions contemplated thereby; (d) to the Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) as required by any law, rule or regulation; (f) of such information that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement; (g) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party; and (h) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents.

         11.04 RIGHT OF SET-OFF; ADJUSTMENTS.

         (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.04 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

         11.05 SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Obligations remain outstanding or any Lender has any commitment hereunder. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

         11.06 EXPENSES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, waiver and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all reasonable costs and expenses of the Agent and of each of the Lenders, if any (including, without limitation, reasonable attorneys' fees actually incurred and expenses and the cost of internal counsel), in connection with the enforcement, workout or preservation of any rights under this Agreement and other Loan Documents (whether through negotiations, legal proceedings, or otherwise) and the other documents to be delivered hereunder.

         11.07 AMENDMENTS AND WAIVERS. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article X or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitments of the Lenders,
(ii) reduce the principal of, or rate of interest on, any Loan (other than a Swing Line Loan) or any fees or other amounts payable hereunder, including without limitation accrued interest, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, (iv) change the percentage of the Revolving Credit Commitments or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement or (v) release any Guarantor.

         11.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         11.09 TERMINATION. At such times as (a) all of the Revolving Credit Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans, (c) NationsBank is no longer obligated under this Agreement to issue any Letters of Credit, (d) the Swing Line Lender is no longer obligated under this Agreement to make Swing Line Loans, (e) no Letters of Credit remain issued and outstanding and (f) all Obligations (other than obligations which survive as provided in the following two sentences) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding the foregoing, the termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and all representations, warranties, covenants, waivers and agreements contained herein shall continue until this Agreement is so terminated, unless continuing thereafter as otherwise provided herein. Without limitation of the foregoing, the provisions of Sections 4.05, 4.06, 7.14, 10.05, 11.06 and 11.11 shall survive the termination of this Agreement and the Loan Documents. Notwithstanding the foregoing, if after receipt of any payment pursuant to the Loan Documents of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         11.10 GOVERNING LAW. ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF GEORGIA. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF GEORGIA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR FOR THE PURPOSES OF COLLECTION.

         11.11 INDEMNIFICATION. (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees and disbursements of counsel ) that are incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating to or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or to the extent relating to actions or proceedings between or among the Indemnified Parties and the Lenders not arising from any action or inaction by the Borrower, or resulting from any claim brought by the Borrower against any Lender for failure to fund under the Revolving Credit Facility in accordance with this Agreement in which the Borrower is the prevailing party. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.11 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The Borrower further agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.11 shall survive the payment in full of the Loans, the Obligations and all other amounts payable under this Agreement.

         (b) If a claim is to be made by a party entitled to indemnification under this Section 11.11 or Section 7.14 against the Borrower, the Indemnified Party shall give written notice to the Borrower promptly after the Indemnified Party receives actual notice of any claim, action, suit, loss, cost, liability, damage or expense incurred or instituted for which the indemnification is sought. If requested by Borrower in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnified Party shall contest at the expense of the Borrower the validity, applicability and/or amount of such suit, action, or cause of action to the extent such contest may be conducted in good faith on legally supportable grounds. If any lawsuit or enforcement action is filed against any Indemnified Party, written notice thereof shall be given to the Borrower as soon as practicable (and in any event within 20 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the Borrower as provided in this Section will relieve the Borrower from liability hereunder only if and to the extent that such failure results in the forfeiture by the Borrower of any substantive rights or defenses. The Indemnified Party shall control the defense and investigation of such lawsuit or action and to employ and engage counsel of its own choice to handle and defend the same, at the Borrower's cost, risk and expense; provided, however, that the Borrower may, at its own cost participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the Borrower has acknowledged to the Indemnified Party its obligation to indemnify hereunder, the Indemnified Party, so long as no Default or Event of Default shall have occurred and be continuing, shall not settle such lawsuit or enforcement action without the prior written consent of the Borrower and, if the Borrower has not so acknowledged its obligation, the Indemnified Party shall not settle such lawsuit or enforcement action without giving twenty (20) days' prior written notice of such settlement and its terms to the Borrower.

         11.12 HEADINGS AND REFERENCES. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

         11.13 SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         11.14 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         11.15 AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         11.16 USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under Georgia law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if and when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

         11.17 STATUS OF DEBT. Each party hereto agrees that the Revolving Credit Facility, the Letter of Credit Facility, all Swing Line Loans and all Outstandings are hereby

                  (i) specifically designated as "Significant Senior Indebtedness," "Parent Senior Indebtedness" and as "Significant Parent Senior Indebtedness" for all purposes of the Parisian Indenture and are to be afforded all rights of, and terms applicable to, Significant Senior Indebtedness, Parent Senior Indebtedness and Significant Parent Senior Indebtedness under the terms of the Parisian Indenture, including without limitation subordination of the Parisian Senior Subordinated Notes and of the Parent Guarantee (as defined in the Parisian Indenture); and

                  (ii) determined to be "Senior Indebtedness" as defined in and for all purposes of the Convertible Subordinated Debentures Indenture and the Junior Subordinated Debentures and are to be afforded all rights of, and terms applicable to, Senior Indebtedness under the terms of the Convertible Subordinated Debentures Indenture and the Junior Subordinated Debentures, including without limitation subordination of the Convertible Subordinated Debentures and the Junior Subordinated Debentures.

         11.18 WAIVER OF JURY TRIAL. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

         11.19 REMOVAL OF LENDERS. If (a) a Lender requests compensation pursuant to Sections 4.01(a) or (b) or Section 4.06 and the Required Lenders are not also doing the same, (b) the obligation of a Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 4.01(a) or Section 4.03 but the obligation of the Required Lenders shall not have been suspended under such Sections, or (c) any Lender refuses or otherwise fails to consent to any waiver, amendment or other modification of any Loan Document which (i) requires the unanimous written consent of all Lenders under Section 11.07 and (ii) has been approved in writing by the Required Lenders, then, so long as there does not then exist any Default or Event of Default, the Borrower may either (A) demand that such Lender (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its Loans to another Eligible Assignee identified by the Borrower and willing to become a Lender subject to and in accordance with the provisions of Section 11.01(a) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender and any amounts owing the Affected Lender under Section 4.05, or (B) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender and any amounts owing the Affected Lender under Section 4.05, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents and the Total Revolving Credit Commitment shall immediately and permanently be reduced by an amount equal to the amount of the Affected Lender's Commitment. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall the Agent or the Affected Lender be obligated in any way whatsoever to initiate any such replacement. The exercise by the Borrower of its rights under this Section shall be at the Borrower's sole cost and expense.

                        [SIGNATURES ON FOLLOWING PAGES.]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

                                     PROFFITT'S, INC.


                                     By: /s/ James S. Scully
                                        --------------------
                                     Title: Vice President
ATTEST: /s/ Brian J. Martin
---------------------------
Assistant Secretary
----------
(Seal)
                                     NATIONSBANK OF TEXAS, NATIONAL
                                     ASSOCIATION, as Agent for the Lenders


                                     By: /s/ Nancy S. Goldman
                                        ---------------------
                                     Title: Vice President

                                     NATIONSBANK OF TEXAS,
                                     NATIONAL ASSOCIATION


                                     By: /s/ Nancy S. Goldman
                                        ---------------------
                                     Title: Vice President

                                     Lending Office:

                                     NationsBank of Texas,
                                     National Association

                                     NationsBank Plaza
                                     901 Main Street
                                     67th Floor
                                     Dallas, Texas 75202
                                     Attention: Ms. Renita Cummings,
                                                Agency Services
                                     Telephone: (214) 508-2133
                                     Telefacsimile: (214) 508-2515

                                     Wire Transfer Instructions:
                                     NationsBank of Texas,
                                     National Association
                                     ABA# 111000025
                                     Reference: Proffitt's, Inc.
                                     Account No.: 1292000883
                                     Attention: Credit Services



                            Signature page 2 of 22

                                     NATIONAL CITY BANK,
                                     KENTUCKY


                                     By: /s/ Kevin L. Anderson
                                        ----------------------
                                     Title: Vice President

                                     Lending Office:

                                     National City Bank, Kentucky
                                     101 South 5th Street
                                     8th Floor
                                     Louisville, Kentucky 40202
                                     Attention: Mr. Kevin L. Anderson,
                                                Vice President
                                     Telephone: (502) 581-7894
                                     Telefacsimile: (502) 581-5122

                                     Wire Transfer Instructions:
                                     National City Bank Kentucky
                                     101 South Fifth Street
                                     Louisville, Kentucky 40202
                                     ABA# 083-000-056
                                     Reference: Proffitt's, Inc.
                                     Account No.: 5737553042
                                     Attention: Ms. Etta Moore,
                                                 Commercial Loan Operations

                              Signature 3 of 22

                                     SOUTHTRUST BANK,
                                     NATIONAL ASSOCIATION


                                     By: /s/ Alex Morton
                                         --------------------------
                                     Title: Commercial Loan Officer

                                     Lending Office:

                                     SouthTrust Bank, N.A.
                                     420 N. 20th Street
                                     11th Floor
                                     Birmingham, Alabama 35203
                                     Attention: Mr. Alex Morton
                                                Commercial Loan Officer
                                     Telephone: (205) 254-4990
                                     Telefacsimile: (205) 254-8270

                                     Wire Transfer Instructions:
                                     SouthTrust Bank, N.A.
                                     ABA# 062000080
                                     Reference: Proffitt's, Inc.
                                     Attention: Ms. Rebekah Johns
                                                Corporate Banking




                            Signature page 4 of 22

                                     DG BANK DEUTSCHE GENOSSENSCHAFTSBANK
                                     CAYMAN ISLANDS BRANCH


                                     By: /s/ John W. Somers
                                         -----------------------------------
                                     Title:  Senior Vice President & Manager

                                     By: /s/ William J. Bartlett
                                         ----------------------------
                                     Title:  Assistant Vice President

                                     Lending Office:

                                     DG BANK New York Branch
                                     609 Fifth Avenue
                                     New York, New York 10017-1021
                                     Attention: Mr. Ed Thorne
                                     Telephone: (212) 745-1464
                                     Telefacsimile: (212) 745-1422

                                     Wire Transfer Instructions:
                                     DG BANK
                                     via CHIPS SYSTEM
                                     ABA# 845
                                     Reference: Proffitt's, Inc.
                                     Routing/Account No.: 026008455
                                     Attention: Mr. Ed Thorne




                            Signature page 5 of 22

                                         DEPOSIT GUARANTY NATIONAL BANK


                                         By: /s/ Larry C. Ratzlaff
                                             ------------------------
                                         Title: Senior Vice President

                                         Lending Office:

                                         Deposit Guaranty National Bank
                                         210 East Capitol St.
                                         Jackson, Mississippi 39201
                                         Attention: Mr. Larry C. Ratzlaff
                                         Telephone: (601) 968-4749
                                         Telefacsimile: (601) 354-8315

                                         Wire Transfer Instructions:
                                         Deposit Guaranty National Bank
                                         210 E. Capitol Street
                                         Jackson, Mississippi 39201
                                         ABA# 065305436
                                         Account No.: 7171416
                                         Reference: Proffitt's, Inc.
                                         Attention: Ms. Addie Bates
                                                        Loan Closing



                            Signature page 6 of 22

                                  FIRST TENNESSEE BANK NATIONAL
                                  ASSOCIATION


                                  By: /s/ James Chapman
                                      ------------------------
                                  Title: Senior Vice President

                                  Lending Office:

                                  First Tennessee Bank National
                                   Association
                                  165 Madison Ave.
                                  6th Floor Main Office
                                  Memphis, Tennessee 38103
                                  Attention: Mr. Jim Chapman
                                  Telephone: (901) 523-4273
                                  Telefacsimile: (901) 523-4633

                                  Wire Transfer Instructions:
                                  First Tennessee Bank National Association
                                  165 Madison Avenue
                                  Memphis, Tennessee 38103
                                  ABA# 084000026
                                  Account No.: 1141746870
                                  Reference: Proffitt's, Inc.
                                  Attention: Ms. Deborah Johnson
                                                 ext.4188



                            Signature page 7 of 22

                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ P. Hawes
                                            -----------------------
                                        Title: Relationship Manager

                                        Lending Office:

                                        The Bank of Nova Scotia
                                        600 Peachtree Street
                                        Suite 2700
                                        Atlanta, Georgia 30308
                                        Attention: Mr. Patrick M. Brown
                                        Telephone: (404) 877-1506
                                        Telefacsimile: (404) 888-8998

                                        Wire Transfer Instructions:
                                        The Bank of Nova Scotia
                                        ABA# 026002532
                                        Account No.: 0606634
                                        Reference: Proffitt's, Inc.
                                        Attention: Atlanta Agency



                            Signature page 8 of 22

                                      AMSOUTH BANK OF ALABAMA


                                      By: /s/ D.M. Sinclair
                                          -----------------
                                      Title: Vice President

                                      Lending Office:

                                      AmSouth Bank of Alabama
                                      1900 5th Avenue North
                                      7th Floor
                                      Birmingham, Alabama 35288
                                      Attention: Mr. Donald M. Sinclair
                                                 Vice President
                                      Telephone: (205) 801-0349
                                      Telefacsimile: (205) 583-4436

                                      Wire Transfer Instructions:
                                      AmSouth Bank of Alabama
                                      1900 5th Avenue North - AST 7th Floor
                                      Birmingham, Alabama 35203
                                      ABA# 062000019
                                      Account No.: Corporate Clearing
                                                        acct #001102450400100
                                      Reference: Proffitt's, Inc.
                                      Attention: Sharon Volland
                                                        Ext. 7632


                            Signature page 9 of 22

                                               BANK OF AMERICA ILLINOIS


                                               By: /s/ Sandra S. Ober
                                                   ------------------
                                               Title: Vice President

                                               Address for Notices:
                                               Bank of America Illinois
                                               231 S. LaSalle Street
                                               Chicago, Illinois 60647
                                               Attention: Ms. Sandra Ober
                                                          Vice President
                                               Telephone: (312) 828-1307
                                               Telefacsimile: (312) 987-0303

                                               Lending Office:
                                               Bank of America Illinois
                                               231 S. LaSalle St., 200/9
                                               Chicago, IL  60697
                                               Telephone:  (312) 828-6568
                                               Telefacsimile:  (312) 974-9626

                                               Wire Transfer Instructions:
                                               Bank of America Illinois
                                               231 S. LaSalle Street
                                               Chicago, Illinios 60697
                                               ABA# 071000039
                                               Account No.: 47-03421
                                               Reference: Proffitt's, Inc.
                                               Attention: Sheila Johnson
                                                          Account Administration



                           Signature page 10 of 22

                                 HIBERNIA NATIONAL BANK


                                 By: /s/ Christopher B. Piter
                                     ---------------------------
                                 Title: Assistant Vice President

                                 Lending Office:

                                 Hibernia National Bank
                                 313 Carondelet Street
                                 New Orleans, Louisiana 70130
                                 Attention: Mr. Christopher B. Pitre
                                 Telephone: (504) 533-2878
                                 Telefacsimile: (504) 533-5344

                                 Wire Transfer Instructions:
                                 Hibernia National Bank
                                 P.O. Box 61540
                                 New Orleans, Louisiana 70161
                                 ABA# 065000090
                                 Account No.:0520-36615
                                 Reference: Proffitt's, Inc.
                                 Attention: National Accounts


                           Signature page 11 of 22

                           FIRST AMERICAN NATIONAL BANK


                           By: /s/ William Stutts
                               ------------------
                           Title: Vice President

                           Lending Office:

                           First American National Bank
                           6000 Poplar Ave. Suite 300
                           Memphis, Tennessee 38119
                           Attention: Mr. William R. Stutts
                           Telephone: (901) 762-5675
                           Telefacsimile: (901) 762-5665

                           Wire Transfer Instructions:
                           First American National Bank
                           First American Center
                           4th & Union NA-0075
                           Nashville, Tennessee 37237
                           ABA# 064000017
                           Account No.:1002295498
                           Reference: Proffitt's, Inc.
                           Attention: Trish Reavis



                           Signature page 12 of 22

                           NORWEST BANK IOWA, N.A.


                           By: /s/ Douglas Barclay
                               -------------------
                           Title: Vice President

                           Lending Office:

                           Norwest Bank Iowa, N.A.
                           M.S. 4019
                           7th & Walnut
                           Des Moines, Iowa 50309
                           Attention: Mr. Douglas C. Barclay
                           Telephone: (515) 245-3016
                           Telefacsimile: (515) 245-3128

                           Wire Transfer Instructions:
                           Norwest Bank Iowa, N.A.
                           666 Walnut Street
                           Des Moines, Iowa 50309
                           ABA# 073000228
                           Reference: Proffitt's, Inc.
                           Attention: Tammy Gregory or Cheryl Hansen


                           Signature page 13 of 22

                                     THE FIRST NATIONAL BANK OF
                                     CHICAGO


                                     By: /s/ Debora K. Oberling
                                         ----------------------
                                     Title: Vice President

                                     Lending Office:

                                     The First National Bank of Chicago
                                     One First National Plaza
                                     Suite 0086
                                     Chicago, Illinois 60670
                                     Attention: Ms. Debora K. Oberling
                                     Telephone: (312) 732-4644
                                     Telefacsimile: (312) 732-1117

                                     Wire Transfer Instructions:
                                     The First National Bank of Chicago
                                     ABA# 071000013
                                     Account No.:7521-7653
                                     Reference: Proffitt's, Inc.
                                     Attention: Karen Hannusch


                           Signature page 14 of 22

                                            CREDIT LYONNAIS ATLANTA AGENCY


                                            By: /s/
                                                -----------------
                                            Title: Vice President

                                            Credit Lyonnais Atlanta Agency
                                            303 Peachtree St., NE
                                            Suite 4400
                                            Atlanta, Georgia 30308
                                            Attention: Christina Earnshaw
                                                       Vice President
                                            Telephone: (404) 524-3700
                                            Telefacsimile: (404) 584-5249

                                            CREDIT LYONNAIS NEW YORK BRANCH

                                            By: /s/
                                                ------------------------
                                            Title: Senior Vice President

                                            Credit Lyonnais New York Branch
                                            1301 Ave. of the Americas
                                            18th Floor
                                            New York, New York 10019
                                            Attention: Robert Ivosevich
                                            Telephone: (212) 261-7130
                                            Telefacsimile: (212) 459-3360

                                            Wire Transfer Instructions:
                                            Credit Lyonnais New York Branch
                                            1301 Avenue of the Americas
                                            New York, New York 10019
                                            ABA#0260-0807-3
                                            Account No.: 01-24173.0001.00
                                            Credit: CL Atlanta Agency
                                            Reference: Proffitt's, Inc.
                                            Attention: Loan Servicing


                           Signature page 15 of 22

                                     DEUTSCHE BANK AG, NEW
                                     YORK BRANCH AND/OR CAYMAN
                                     ISLAND BRANCH


                                     By: /s/ Joel Makowsky
                                         ---------------------------
                                     Title: Assistant Vice President


                                     By: /s/ S. O'Connor
                                         ---------------
                                     Title: Director




                                     Lending Office:

                                     Deutsche Bank AG
                                     New York Branch and/or Cayman Islands
                                     Branch
                                     31 West 52nd Street
                                     New York, New York 10019

                                     Wire Transfer Instructions:

                                     Deutsche Bank AG, New York Branch
                                     31 West 52nd Street
                                     New York, New York 10019
                                     ABA No.: 026003780
                                     Attention: Joseph Gyurindak
                                     Reference: Proffitt's, Inc.



                           Signature page 16 of 22

                                    THE BANK OF NEW YORK


                                    By: /s/ Paula DiPonzio
                                        ------------------
                                    Title:  Vice President


                                    Lending Office:

                                    The Bank of New York
                                    One Wall Street, 8th Floor
                                    New York, New York 10286
                                    Attention: Paula DiPonzio
                                               Vice President
                                    Telephone: (212) 635-7867
                                    (212) 635-1481/1483


                Base Rate Loans:    Wire Transfer Instructions:
                                    The Bank of New York
                                    101 Barclay Street
                                    ABA: 021000018
                                    Commercial Loan Servicing Department
                                    GLA No.: 111556
                                    Reference: Proffitt's
                                    ie: principal, interest, fees

                EuroDollar Loans:   The Bank of New York
                                    101 Barclay Street
                                    ABA: 021000018
                                    Eurodollar/Cayman Funding Area
                                    GLA No.: 111556
                                    Reference: Proffitt's
                                    ie: principal, interest

                Letters of Credit:  The Bank of New York
                                    101 Barclay Street
                                    ABA: 021000018
                                    Trade Services Division
                                    GLA No.: 111115
                                    Reference: Proffitt's
                                    ie: fee period
                                    L/C No.:
                                    ie: fee period


                           Signature page 17 of 22

                                  FIRST BANK

                                  By: /s/ Carol M. Preisinger
                                      -------------------------
                                  Title:  Senior Vice President


                                  Lending Office:

                                  First Bank National Association
                                  601 2nd Avenue South
                                  Minneapolis, Minnesota 55402

                                  Wire Transfer Instructions:

                                  First National Bank Association
                                  601 2nd Avenue South
                                  Minneapolis, Minnesota 55402
                                  ABA #: 091000022
                                  Attention: Commercial Loan Service Center
                                  Account No.: 30000472160600
                                  Reference: for Proffitt's, Inc.
                                             A/C No.: 1735056807



                           Signature page 18 of 22

                                MORGAN GUARANTY TRUST
                                COMPANY OF NEW YORK

                                By: /s/ Christopher C. Kunhardt
                                    ---------------------------
                                Title:  Vice President


                                Lending Office:

                                Morgan Guaranty Trust Company of New York
                                60 Wall Street
                                New York, New York 10260-0060


                                Wire Transfer Instructions:
                                Morgan Guaranty Trust Company of New York
                                ABA No.: 021-000-238
                                For credit to: International Trade Services
                                               A/C No.: 999-99-068
                                Reference: Proffitt's, Inc.






                           Signature page 19 of 22

                                     THE SUMITOMO BANK, LIMITED

                                     By: /s/ Masayuki Fukushima
                                         -------------------------
                                     Title:  Joint General Manager


                                     Lending Office:

                                     The Sumitomo Bank, Limited
                                     277 Park Avenue
                                     New York, New 10172
                                     Attention: Peter Leahy
                                                Assistant Vice President
                                     Telephone: (404) 525-8516
                                     Telefacsimile: (404) 521-1187


                                     Wire Transfer Instructions:
                                     US Dollars
                                     Morgan Guaranty Trust Company of New York
                                     Account Number: 631-28-256 (The Sumitomo
                                     Bank, Ltd.)
                                     Routing Transit/ABA No.: 021000238
                                     Attention: Loan Operations
                                     Reference: Proffitt's, Inc.



                           Signature page 20 of 22

                                     UNION BANK OF CALIFORNIA, N.A.

                                     By: /s/ John Cinderey
                                         ------------------
                                     Title:  Vice President


                                     Lending Office:

                                     Union Bank of California, N.A.
                                     350 California St.
                                     11th Floor
                                     San Francisco, California 94104
                                     Attention: John Cinderey
                                                Vice President
                                     Telephone: (415) 705-5041
                                     Telefacsimile: (415) 705-7085


                                     Wire Transfer Instructions:
                                     Union Bank of California, N.A.
                                     1980 Satrun Street
                                     Monterey Park, California 91755
                                     ABA No.: 122-000-496
                                     Account No.: 196431
                                     Attention: Wire Transfer Clearing
                                                192 Note Center
                                     Reference: Proffitt's, Inc.



                           Signature page 21 of 22

                                WACHOVIA BANK, N.A.

                                By: /s/
                                    -----------------
                                Title: Vice President


                                Lending Office:

                                Wachovia Bank, N.A.
                                191 Peachtree Street, NE, 29th Floor
                                Atlanta, Georgia 30303
                                Attention: Lanny Nixon
                                           Vice President
                                Telephone: (404) 332-4884
                                Telefacsimile: (404) 332-5016

                                Wire Transfer Instructions:
                                Wachovia Bank, N.A.
                                191 Peachtree Street, NE
                                Atlanta, Georgia 30303-17517
                                ABA# 061000010
                                Account No.: 18-800-621
                                Attention: Sharon Westmoreland






                           Signature page 22 of 22

                                    EXHIBIT A

                          REVOLVING CREDIT COMMITMENTS


Lender                                                Revolving Credit Commitment
---------------------------------------------------------------------------------
NationsBank of Texas, National Association                     $ 30,000,000
Bank of America Illinois                                       $ 27,500,000
Morgan Guaranty Trust Company of New York                      $ 27,500,000
The Bank of Nova Scotia                                        $ 25,000,000
Credit Lyonnais, Atlanta Agency                                $ 25,000,000
First Tennessee Bank National Association                      $ 25,000,000
Hibernia National Bank                                         $ 25,000,000
SouthTrust Bank, National Association                          $ 25,000,000
AmSouth Bank of Alabama                                        $ 25,000,000
Deutsche Bank AG, New York Branch                              $ 25,000,000
 and/or Cayman Island Branch
Deposit Guaranty National Bank                                 $ 15,000,000
DG BANK Deutsche Genossenschaftsbank                           $ 15,000,000
  Cayman Islands Branch
The First National Bank of Chicago                             $ 15,000,000
National City Bank, Kentucky                                   $ 15,000,000
Norwest Bank Iowa, N.A.                                        $ 15,000,000
First American National Bank                                   $ 15,000,000
The Bank of New York                                           $ 10,000,000
First Bank National Association                                $ 10,000,000
The Sumitomo Bank, Limited                                     $ 10,000,000
Union Bank of California, N.A.                                 $ 10,000,000
Wachovia Bank, N.A.                                            $ 10,000,000

     Total Revolving Credit Commitment                         $400,000,000

                                    EXHIBIT B

                        FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Second Amended and Restated Credit Facilities and Reimbursement Agreement dated as of June 26, 1997 (the "Credit Agreement") among PROFFITT'S, INC., a Tennessee corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Revolving Credit Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Sections 6.01(f) and 7.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 4.06.

         4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1.

         5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

         8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


         Percentage interest assigned:                         ________%

         Assignee's Commitment:                                $_______

         Aggregate outstanding principal amount
           of Loans assigned:                                  $_______

         Principal amount of Note payable to Assignee:         $_______

         Principal amount of Note payable to Assignor:         $_______

         Effective Date (if other than date
            of acceptance by Agent):                           *_______, 19__



                                    [NAME OF ASSIGNOR], as Assignor

                                    By:
                                    Title:

                                    Dated:            , 19_



                                    [NAME OF ASSIGNEE], as Assignee

                                    By:
                                    Title:


                                    Domestic Lending Office:

                                    Eurodollar Lending Office:



* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [AND APPROVED] **
this ___ day of ___________, 19__

NATIONSBANK ___________, N.A.


By:
Title:

[APPROVED THIS ____ DAY
OF ____________, 19__

[NAME OF BORROWER]

BY:
TITLE:                              ]**












**       Required if the Assignee is an Eligible Assignee solely by reason of clause (iii) of the definition of "Eligible Assignee" and no Event of Default shall have occurred and be continuing.

                                    EXHIBIT C
                      NOTICE OF APPOINTMENT (OR REVOCATION)
                          OF AUTHORIZED REPRESENTATIVE

         Reference is hereby made to the Second Amended and Restated Credit Facilities and Reimbursement Agreement dated as of June 26, 1997 (the "Agreement") among Proffitt's, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank of Texas, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual, (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents, and (iii) each such individual may be notified by the Agent at the address set forth for the Borrower in Section 11.02 of the Agreement:


Name and Address           Office                          Specimen Signature
---------------------      -------------------------       ------------------
R. Brad Martin             Chairman of the Board of
_________________          Directors and Chief
_________________          Executive Officer

James A. Coggin            President and Chief
_________________          Operating Officer
_________________

Douglas E. Coltharp        Executive Vice
_________________          President and Chief
_________________          Financial Officer

Brian J. Martin            Executive Vice President
_________________          of Law and General
_________________          Counsel

Donald E. Wright           Senior Vice President
_________________          of Finance and Accounting
_________________

James S. Scully            Vice President
_________________          and Treasurer
_________________

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

         This the 26th day of June, 1997.

                                    PROFFITT'S, INC.


                                    By:
                                    Title:
                                          --------------------------------------

                                    EXHIBIT D
                FORM OF BORROWING NOTICE--REVOLVING CREDIT LOANS
                              AND SWING LINE LOANS


To:      NationsBank of Texas, National Association, as Agent
         NationsBank Plaza
         901 Main Street, 67th Floor
         Dallas, Texas 75202
         Telefacsimile: 214-508-2515
         Attention: Ms. Renita Cummings, Agency Services

         Reference is hereby made to the Second Amended and Restated Credit Facilities and Reimbursement Agreement dated as of June 26, 1997 (the "Agreement") among Proffitt's, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank of Texas, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

                  The Borrower through its Authorized Representative hereby confirms its prior notice of borrowing given to the Agent by telephone approximately at __________ __.m. on ____________, 19__ to the effect that Revolving Credit Loans or Swing Line Loans of the type and amount set forth below be made on the date indicated:

Type of Loan       Interest         Aggregate         Date of          Interest
(check one)        Period(1)        Amount(2)         Loan(3)          Rate(4)
-----------        ------   --------------   -------------             ----
Base Rate
Loan    ______

Eurodollar
Loan    ______

Swing Line
Loan    ______

(1)      For any Eurodollar Loan, one, two, three or six months.

(2) Must be $5,000,000 or a multiple of $1,000,000 in excess thereof for Revolving Credit Loans; must be $1,000,000 or a multiple of $100,000 in excess thereof for Swing Line Loans.

(3) At least three (3) Eurodollar Business Days later if a Eurodollar Loan; may be same Business Day in case of a Base Rate Loan or Swing Line Loans.

(4) For Swing Line Loans only, as agreed between the Agent and the Borrower; the Agent's receipt of this notice with any interest rate set forth for a Swing Line Loan as to which it has not agreed shall not be effective as to such rate selection nor evidence of any rate selection. Upon the Agent's written demand to Borrower for repayment of outstanding Swing Line Loans, the outstanding balance of such Swing Line Loans shall bear interest at the Base Rate and such indebtedness shall be deemed to constitute a Base Rate Loan advanced under the Revolving Credit Facility as of the date of such demand.

         The Borrower hereby requests that the proceeds of Revolving Credit Loans or Swing Line Loans described in this Borrowing Notice be made available to the Borrowers as follows: [INSERT TRANSMITTAL INSTRUCTIONS].

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VI of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the representations and warranties set forth in Section 6.01(d) and (e) of the Agreement shall be deemed to include and take into account any merger or consolidation permitted under Section 8.10 of the Agreement and the reference to the financial statements in Section 6.01(f)(i) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 7.01 of the Agreement; and

         3. After giving effect to Loans requested hereby, (i) the Outstandings will not exceed, subject to Section 2.15 of the Agreement, [the lesser of the Borrowing Base and] the Total Revolving Credit Commitment and (ii) Swing Line Outstandings will not exceed $25,000,000.

                                        PROFFITT'S, INC.


                                        By:
                                               Authorized Representative

                                    EXHIBIT E

                           FORM OF GUARANTY AGREEMENT

                                 [SEE ATTACHED]

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (the "Guaranty Agreement" or the "Guaranty"), is made and entered into as of this 26th day of June, 1997 by and between each of MCRAE'S, INC., a Mississippi corporation, MCRAE'S OF ALABAMA, INC., an Alabama corporation, PARISIAN, INC., an Alabama corporation, MCRAE'S STORES PARTNERSHIP, a Mississippi general partnership and G.R. HERBERGER'S, INC., a Delaware corporation, (collectively, the "Guarantors" and individually, each a "Guarantor"); and NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders now or hereafter party to the Credit Agreement (as defined below) (collectively, the "Lenders" and individually, a "Lender");

                              W I T N E S S E T H:

         WHEREAS, the Agent and the Lenders have agreed, pursuant to the terms of a Second Amended and Restated Credit Facilities and Reimbursement Agreement of even date herewith (as amended, modified or supplemented from time to time, the "Credit Agreement") among the Agent, the Lenders named therein and Proffitt's, Inc., a Tennessee corporation (the "Borrower"), to make available to the Borrower a revolving credit facility in the maximum aggregate principal amount at any time outstanding of $400,000,000, which will include (i) a standby letter of credit facility of up to $50,000,000, and (ii) a swing line facility of up to $25,000,000 (collectively, the "Credit Facilities"), as evidenced by the promissory notes of the Borrower dated as of June 26, 1997 in the maximum aggregate principal amount of $400,000,000 payable to the respective Lenders (collectively, the "Notes");

         WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings therefor set forth in the Credit Agreement; and

         WHEREAS, each of the Guarantors is a wholly owned, direct or indirect, subsidiary of the Borrower; and

         WHEREAS, the Agent and the Lenders are unwilling to enter into the Credit Agreement and the Lenders are unwilling to make any Loans and NationsBank is unwilling to issue any Letter of Credit under the Credit Facilities unless each Guarantor guarantees to the Lenders payment of the Borrower's Liabilities (as hereinafter defined);

         WHEREAS, each Guarantor will materially benefit from the Credit Facilities, and each Guarantor is willing to enter into this Guaranty to provide an inducement for the Lenders and the Agent to enter into the Credit Agreement and for the Lenders to make Loans and for NationsBank to issue Letters of Credit under the Credit Facilities; and

         NOW, THEREFORE, in order to induce the Lenders and the Agent to enter into the Credit Agreement and to induce the Lenders to make Loans and to induce NationsBank to issue Letters of Credit under the Credit Facilities to or on behalf of the Borrower, each Guarantor agrees as follows:

         (1.) GUARANTY. For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due, by acceleration or otherwise, or declared due and at all such times, of all Obligations heretofore, now or at any time or times hereafter owing, arising, due or payable (including without limitation interest accruing after the filing of any bankruptcy or similar petition); and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Lenders the Borrower's Liabilities. Each Guarantor's obligations to the Lenders under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantor's Obligations"; provided, however, that the liability of each Guarantor with respect to the Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any State law.

         Each Guarantor agrees that it is jointly and severally, directly and primarily liable for the Borrower's Liabilities.

         (2.) PAYMENT. If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), amount payable pursuant to any indemnity or otherwise, when and as the same shall become due, whether according to its terms, by acceleration, or otherwise, or upon the occurrence of any other Event of Default under the Credit Agreement that has not been cured or waived, then each Guarantor, upon demand thereof by the Agent or its successors or assigns, will AS OF THE DATE OF AGENT'S DEMAND fully pay to the Agent for the benefit of the Lenders, subject to any restriction set forth in Section 1 hereof, an amount equal to all Guarantor's Obligations then due and owing.

         (3.) UNCONDITIONAL OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantor's Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Agent or the Lenders and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of any Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or guarantor; it being the purpose and intent that this Guaranty Agreement and the Guarantor's Obligations hereunder shall be absolute, irrevocable and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         (4.) CURRENCY AND FUNDS OF PAYMENT. Each Guarantor hereby guarantees that the Guarantor's Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of any Lender with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

         (5.) EVENTS OF DEFAULT. In the event that there shall occur an Event of Default, then notwithstanding any collateral that the Lenders may possess from Borrower or any other guarantor of the Borrower's Liabilities, or any other party, at the Agent's election and without notice thereof or demand therefor, so long as such Event of Default shall be continuing, the Guarantor's Obligations shall automatically and immediately become due and payable.

         (6.) SUITS. Each Guarantor from time to time shall pay to the Agent for the benefit of the Lenders, on demand, at the Agent's place of business set forth in the Credit Agreement, the Guarantor's Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent on behalf of the Lenders may proceed to suit against any one or more or all of the Guarantors and/or any other guarantor of the Borrower's Liabilities. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Agent or any Lender has taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities.

         (7.) SET-OFF AND WAIVER. Each Guarantor waives any right to assert against the Agent and the Lenders as a defense, counterclaim, set-off, or cross claim, any defense (legal or equitable), or other claim which such Guarantor may now or at any time or times hereafter have against the Borrower, without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor against any Person other than the Agent or any Lender. If at any time or times hereafter the Agent or any Lender employs counsel for advice or other representation to enforce the Guarantor's Obligations that arise out of a default hereunder or an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees actually incurred and arising from such services and all reasonable expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be jointly and severally paid by the Guarantors to the Agent, on demand.

         (8.) WAIVER; SUBROGATION.

         (a) Each Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any amendments, modifications, or additions thereto, or alterations, substitutions, refinancings or extensions thereof;
(iii) the Agent, the Lenders or the Borrower heretofore, now or at any time or times hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, notices of default, non-payment, partial payment and protest; (v) the Agent or the Lenders heretofore, now or at any time or times hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) any indulgence or extensions of time of payment of the Borrower's Liabilities; and (vi) the Agent or the Lenders heretofore, now or at any time or times hereafter accepting from the Borrower or any other person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. Each Guarantor agrees that the Agent and each Lender may heretofore, now or at any time or times hereafter do any or all of the foregoing events or occurrences in such manner, upon such terms and at such times as the Agent and each Lender, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from the Guarantor's Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.


         (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of the Guarantor's Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to such Guarantor without the Agent being required, each Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other guarantor of the Borrower's Liabilities, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY EACH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT, or (ii) seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to the Agent by the Borrower or any other Person on account of the Borrower's Liabilities or any guaranty thereof. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, liens or encumbrances on the properties or interests in properties subject thereto. The Guarantor's Obligations shall in no way be impaired, affected, reduced, or released by reason of the Agent or any Lender's failure or delay to do or take any of the acts, actions or things described in this Guaranty Agreement including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 8.

         (c) Each Guarantor further agrees with respect to this Guaranty Agreement that such Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the Borrower's Liabilities. In addition, each Guarantor hereby waives and renounces any and all rights it has or may have for subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under this Guaranty Agreement.

This waiver is expressly intended to prevent the existence of any claim in respect to such reimbursement by any Guarantor against the estate of the Borrower within the meaning of Section 101 of the United States Bankruptcy Code, and to prevent each Guarantor from constituting a creditor of the Borrower in respect of such reimbursement within the meaning of Section 547(b) of the United States Bankruptcy Code in the event of a subsequent case involving the Borrower.

         (9.) EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date of the initial Loan under the Credit Agreement and shall continue in full force and effect until the Borrower's Liabilities are finally and fully paid, performed and discharged, none of the Lenders is obligated any longer to make any Loans, NationsBank is no longer obligated to issue Letters of Credit on behalf of the Borrower under the Credit Agreement, the Swing Line Lender is no longer obligated to make Swing Line Loans, no Letters of Credit remain outstanding, all Obligations have been paid and satisfied in full and the Agent gives each Guarantor written notice of that fact at each Guarantor's address on the signature pages hereto. This Guaranty Agreement shall be binding upon and inure to the benefit of each Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Agent and the Lenders may at any time or times hereafter have against any Guarantor under this Guaranty Agreement may be asserted by the Agent by written notice directed to any one or more or all of the Guarantors at the address specified below. Each Guarantor warrants and represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement has been duly executed and delivered and is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of any documents of corporate, partnership or other similar type governance or agreement to which such Guarantor is a party, or any applicable laws.

         (10.) EXPENSES. Each Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including reasonable attorney's fees, actually incurred by the Agent in connection with the negotiation, preparation or enforcement of this Guaranty Agreement.

         (11.) REINSTATEMENT. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

         (12.) GOVERNING LAW. This Guaranty Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (13.) COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same instrument.

         (14.) RELIANCE. Each Guarantor represents and warrants to the Agent for the benefit of the Lenders that: (a) such Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs; (b) such Guarantor is not relying on the Agent or any Lender, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) such Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; (e) such Guarantor has not depended or relied on the Agent or any Lender, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to such Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision; (f) no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required on the part of or on behalf of such Guarantor as a condition to the execution, delivery, and performance of, or consummation of the transactions contemplated by, this Guaranty Agreement; and (g) the execution, delivery and performance of this Guaranty Agreement by such Guarantor will not (i) result in the creation or imposition of any Lien upon any of the properties or assets of such Guarantor or (ii) be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which such Guarantor is a party, or by which the properties or assets of such Guarantor are bound. Each Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to any Guarantor any information concerning Borrower or Borrower's financial condition and affairs and that, if such Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, such Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

         (15.) CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL AND CERTAIN DAMAGES.

         (a) IN THE EVENT THAT ANY ACTION, SUIT OR OTHER PROCEEDING IS BROUGHT AGAINST ANY GUARANTOR BY OR ON BEHALF OF THE LENDERS TO ENFORCE THE OBSERVANCE OR PERFORMANCE OF ANY OF THE PROVISIONS OF THIS GUARANTY AGREEMENT, INCLUDING WITHOUT LIMITATION THE COLLECTION OF ANY AMOUNTS OWING HEREUNDER, EACH SUCH GUARANTOR HEREBY IRREVOCABLY (I) CONSENTS TO THE EXERCISE OF JURISDICTION OVER SUCH GUARANTOR AND ITS PROPERTY BY THE UNITED STATES DISTRICT COURT AND THE COURTS OF THE STATE OF GEORGIA, AND (II) WAIVES ANY OBJECTION SUCH GUARANTOR MIGHT NOW OR HEREAFTER HAVE OR ASSERT TO THE VENUE OF ANY SUCH PROCEEDING IN ANY COURT DESCRIBED IN CLAUSE (I) ABOVE.

         (b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

         (c) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN PARAGRAPH
(A) OF THIS SECTION 15 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

                         [SIGNATURES ON FOLLOWING PAGE.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.


                                    MCRAE'S, INC.
ATTEST:

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title: Secretary
                                           -------------------------------
(SEAL)

                                    Address:
                                    3455 Highway 80 West
                                    Jackson, Mississippi 39209
                                    Attention: President


                                    MCRAE'S OF ALABAMA, INC.
ATTEST:

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title: Secretary
                                           -------------------------------
(SEAL)

                                    Address:
                                    3455 Highway 80 West
                                    Jackson, Mississippi 39209
                                    Attention: President


                                    PARISIAN, INC.
ATTEST:

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title: Secretary
                                           -------------------------------
(SEAL)

                                    Address:
                                    3455 Highway 80 West
                                    Jackson, Mississippi 39209
                                    Attention: President

                                    MCRAE'S STORES PARTNERSHIP

                                    By: McRae's, Inc., as Managing Partner
ATTEST:

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title: Secretary
                                           -------------------------------
(SEAL)

                                    Address:
                                    3455 Highway 80 West
                                    Jackson, Mississippi 39209
                                    Attention: President


                                    G.R. HERBERGER'S INC.
ATTEST:

                                    By:
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title: Secretary
                                           -------------------------------
(SEAL)

                                    Address:
                                    3455 Highway 80 West
                                    Jackson, Mississippi 39209
                                    Attention: President

                                    NATIONSBANK OF TEXAS,
                                    NATIONAL ASSOCIATION, as Agent for
                                    the Lenders

                                    By:
                                    Name:
                                    Title:

                                    Address:

                                    NationsBank of Texas, National Association
                                    901 Main Street, 67th Floor
                                    Dallas, Texas 75202
                                    Attention: Ms. Renita Cummings
                                    Agency Services

                                    With a copy to:

                                    NationsBank, N.A.
                                    600 Peachtree Street, N.E., 21st Floor
                                    Atlanta, Georgia 30308-2213
                                    Attention: Corporate Banking

                                    EXHIBIT F

                         FORM OF REVOLVING CREDIT NOTES

_______________(1)

                                                                   June 26, 1997

         FOR VALUE RECEIVED, PROFFITT'S, INC., a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of _________________________(2) (the "Lender"), in its individual capacity, at the office of NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"), located at 901 Main Street, Dallas, Texas 75202 (or at such other place or places as the Agent may designate) at the times set forth in the Second Amended and Restated Credit Facilities and Reimbursement Credit Agreement dated as of June 26, 1997 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended and supplemented and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of [_________________________________________](3) DOLLARS
($__________)(1) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Credit Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Credit Agreement. All or any portion of the principal amount of Loans may be prepaid as provided in the Credit Agreement.

         This Note is one of the Revolving Credit Notes in the aggregate principal amount of $400,000,000 referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. Payment of all amounts due under this Note is guaranteed by each Guarantor pursuant to the Guaranty.


-------------------------------
(1)      Insert Lender's Revolving Credit Commitment in arabic numerals.

(2)      Insert name of Lender in capital letters.

(3)      Insert Lender's Revolving Credit Commitment in words.

         If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Credit Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other Obligations of the Borrower to the Lender shall, subject to the terms and conditions of the Loan Documents, become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees actually incurred, and interest thereon at the rates set forth above.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Revolving Credit Loans upon the terms and conditions specified therein.

         Except as permitted by Section 11.01 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                                             PROFFITT'S, INC.
ATTEST:

                                             By:
---------------------------                  Title:
           Secretary
-----------


[SEAL]

                                    EXHIBIT G

                             FORM OF SWING LINE NOTE

$25,000,000

                                                                   June 26, 1997

         FOR VALUE RECEIVED, PROFFITT'S, INC., a Tennessee corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION, (the "Lender"), in its individual capacity, at the office of NationsBank of Texas, National Association, as agent for the Lenders (the "Agent"), located at 901 Main Street, Dallas, Texas 75202 (or at such other place or places as the Agent may designate) at the times set forth in the Second Amended and Restated Credit Facilities and Reimbursement Agreement dated as of June 26, 1997 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (as amended and supplemented and in effect from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to the Credit Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Credit Agreement. All or any portion of the principal amount of Loans may be prepaid as provided in the Credit Agreement.

         This Note is the Swing Line Note referred to in the Credit Agreement and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. Payment of all amounts due under this Note is guaranteed by each Guarantor pursuant to the Guaranty.

         If payment of all sums due hereunder is accelerated under the terms of the Credit Agreement or under the terms of the other Loan Documents executed in connection with the Credit Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in Article II of the Credit Agreement, or the maximum rate permitted under applicable law, if lower, until such principal and interest have been paid in full. Further, in the event of such acceleration, this Note, and all other Obligations of the Borrower to the Lender shall, subject to the terms and conditions of the Loan Documents, become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees actually incurred, and interest thereon at the rates set forth above.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Swing Line Loans upon the terms and conditions specified therein.

         Except as permitted by Section 11.01 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         This Note shall be governed by, and construed in accordance with, the law of the State of Georgia.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                             PROFFITT'S, INC.
ATTEST:

By:                                          By:
   ------------------------                      ------------------------------
Title:  Secretary                            Title:
      ---------------------                         ---------------------------
[SEAL]

                                    EXHIBIT H

                         INTEREST RATE SELECTION NOTICE


To:      NationsBank of Texas, National Association, as Agent
         NationsBank Plaza
         901 Main Street
         67th Floor
         Dallas, Texas 75202
         Telefacsimile: 214-508-2515
         Attention: Ms. Renita Cummings, Agency Services


         Reference is hereby made to the Second Amended and Restated Credit Facilities and Reimbursement Agreement dated as of June 26, 1997 (the "Credit Agreement") among Proffitt's, Inc. (the "Borrower"), the Lenders (as defined in the Credit Agreement), and NationsBank of Texas, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreement.

         The Borrower through its Authorized Representative hereby confirms its prior notice of a selection of a Type of Loan and Interest Period given to the Agent by telephone approximately at __________ __.m. on _________________, 199__
to the following effect in respect of [CHECK AS APPLICABLE] Revolving Credit
Loans:

         Type of Loan     Interest                     Effective
         (Check One)      Period(1)       Amount(2)     Date(3)
         -------------------------------------------------------


         Eurodollar
         Loan ____


         Base Rate
         Loan ____

-------------------------------

         (1)      For any Eurodollar Loan one, two, three or six months.

         (2) Must be $5,000,000 or a multiple of $1,000,000 in excess thereof.

         (3) At least three (3) Eurodollar Business Days after date of telephonic notice if a Eurodollar Loan; may be same Business Day in case of a Base Rate Loan.

         This the _____ day of ______________, 199__.


                                             PROFFITT'S, INC.


                                             By:
                                                  Authorized Representative

                                    EXHIBIT I

                        FORM OF OPINION OF COUNSEL TO THE
                     BORROWER AND COUNSEL TO THE GUARANTORS


                                 [SEE ATTACHED]

                                  June __, 1997




Each of the Lenders party to the
      Credit Agreement referenced below
      and NationsBank of Texas,
      National Association, as Agent
901 Main Street
Dallas, Texas 75202

         RE: $400,000,000 AMENDED AND RESTATED CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT BY AND AMONG PROFFITT'S, INC., THE AGENT AND THE LENDERS PARTY THERETO DATED AS OF JUNE __, 1997, AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME (THE "CREDIT AGREEMENT")

Ladies and Gentlemen:

         We have acted as counsel to Proffitt's, Inc. (the "Company") in connection with the Credit Agreement and the other Company Loan Documents (as defined herein) and as such counsel, we have reviewed such documents.

         This opinion is being delivered in accordance with the condition set forth in Section 5.01(a)(ii) of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

         We have also acted as counsel to each of McRae's, Inc., McRae's of Alabama, Inc., Younkers, Inc., Parisian, Inc., Proffitt's of Tri-Cities, Inc., McRae's Stores Partnership and G.R. Herberger's, Inc. (each a "Guarantor" and collectively, the "Guarantors") in connection with the Guaranty, a copy of which we have reviewed.

         In addition, for purposes of giving this opinion, we have examined the corporate or partnership records, as applicable, of each Credit Party and examined such other documents and made such inquiries as we have deemed appropriate.

         As used in this opinion, the following terms have the following meanings:

         "Code" means Article 9 of the Uniform Commercial Code as in effect in the State of Georgia.

         "Company Loan Documents" means collectively the following:

                  (a)      the Credit Agreement;

                  (b)      each Revolving Credit Note;

Each of the Lenders party to the Credit
Agreement referenced below and NationsBank of Texas, National Association, as Agent
June __, 1997
Page 2


                  (c)      the Swing Line Note; and

                  (d)      the LC Account Agreement.

         "Credit Parties" means collectively the Company and each Guarantor.

         "Loan Documents" means the Company Loan Documents and the Guaranty.

         In rendering this opinion, we have with your approval and without independent investigation, assumed the legal capacity of all natural persons, the genuineness of all signatures other than those on the Loan Documents of an officer of any of the Credit Parties and the authenticity of all documents purporting to be originals. We have also assumed that the representations and warranties of the Credit Parties as to matters of fact in the Loan Documents are true and correct insofar as material to our opinion regarding matters of fact, from and after the dates such representations and warranties were made through the date hereof, and we advise you that nothing has come to our attention to indicate that such representations and warranties are not true and correct.

         We have, with our permission, further assumed, without independent investigation or inquiry with respect to any such matter that:

         A. Each party to the Loan Documents other than the Credit Parties possesses full corporate power and authority to execute, deliver and perform each of its respective obligations under each of the Loan Documents to which it is a party; the execution and delivery of the Loan Documents and the performance of such obligations by each party thereto have been duly authorized by all necessary action on the part of each party thereto other than the Credit Parties; each of such Loan Documents has been duly executed and delivered by each party thereto other than the Credit Parties; and each of such Loan Documents is the legal, valid and binding obligation of each such party other than the Credit Parties, enforceable against each such party other than the Credit Parties in accordance with its terms.

         B. The execution and delivery of the Loan Documents by the Agent and each of the Lenders and the performance by the Agent and each of the Lenders of their respective obligations thereunder comply with all laws and regulations that are applicable to the Lenders and the transactions contemplated by the Loan Documents because of the nature of the business of the Lenders.

         C. With respect to questions of fact material to the opinions expressed below, we have, with your consent, relied upon certificates of public officials and officers or partners, as applicable, of each Credit Party, in each case without having independently verified the

Each of the Lenders party to the Credit
Agreement referenced below and NationsBank of Texas, National Association, as Agent
June __, 1997
Page 3


accuracy of completeness thereof, and we advise you that nothing has come to our attention to indicate that such certificates and the matters expressed therein are not accurate and complete.

         D. The compliance with any Federal Reserve Regulation, except with respect to regulations G, T, U or X of the Board of Governors of the Federal Reserve System, of the United States.

         E. The legality, validity, binding effect or enforceability of any provision of any Loan Document to the extent that it provides for a rate of interest, after failure to pay principal when due or other occurrence of a default, that is in excess of the rate of interest otherwise payable, to the extent such rate is found to constitute a penalty.

         Our opinion set forth in Paragraph 1 below with respect to the qualification of the Credit Parties to do business and the good standing of the Credit Parties in all foreign jurisdictions is based solely on certificates to such effect examined by us and issued by the Secretary of State of each such foreign jurisdiction (copies of which have been provided to the Agent), and such opinion is limited to the meaning ascribed to such certificate by such Secretary of State.

         Based upon and subject to the foregoing it is our opinion that:

         1. Each Credit Party is a corporation or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the State of its organization and is duly qualified to transact business as a foreign corporation or partnership, as applicable, and is in good standing in all other jurisdictions in which the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on such Credit Party. Each Credit Party has full corporate or partnership, as applicable, power and authority to enter into the Loan Documents to which it is party and to perform its respective obligations thereunder.

         2. Each of the Company Loan Documents has been duly authorized, executed and delivered by the Company, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Company, enforceable against the Company in accordance with its respective terms, except (i) as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and (ii) as the enforceability of the remedial provisions thereof may be limited by general equitable principles.

         3. The Guaranty has been duly authorized, executed and delivered by each Guarantor and constitutes the legal, valid and binding obligation and agreement of each Guarantor, enforceable against

Each of the Lenders party to the Credit
Agreement referenced below and NationsBank of Texas, National Association, as Agent
June __, 1997
Page 4


each Guarantor in accordance with its respective terms, except (i) as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors' rights generally and (ii) as the enforceability to the remedial provisions thereof may be limited by general equitable principles.

         4. Neither the execution or delivery of, nor performance by the Company or any Guarantor of its respective obligations under, the Loan Documents, (a) does or will conflict with, violate or constitute a breach of (i) the charter, articles of organization, partnership agreement or bylaws, as applicable, of the Company or of any Guarantor, (ii) any laws, rules or regulations applicable to the Company or any Guarantor with respect to which any conflict, violation or breach could reasonably be expected to result in a Material Adverse Effect, or
(iii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order or decree to which the Company or any Guarantor or any of their respective properties is bound, or (b) requires the prior consent of, notice to or filing with any court, or any governmental authority, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties, real or personal, of the Company or any Guarantor, except for the liens in favor of the Agent and the Lenders created pursuant to the Loan Documents.

         5. There is no pending or, to our knowledge after due inquiry, threatened, action, suit, investigation or proceeding, before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their respective offices or other positions or authority of any officers or partners, as applicable, of the Company or any Guarantor or (ii) an adverse result in which could reasonably be expected to have a Material Adverse Effect on the property, business, prospects, profits or conditions (financial or otherwise) of the Company or any Guarantor, including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law.

         6. None of the provisions of the Loan Documents violate any laws of the State of Georgia relating to interest or usury.

         7. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of any Loan made to the Company, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U or X of the Board of Governors of the Federal Reserve System and to our knowledge after due inquiry the Company does not own or intend to purchase or carry any "margin securities" as defined in said regulations.

         Our opinion is subject to the following qualifications and limitations:

         A. Whenever any statement in this opinion letter is qualified by the phrase "to our

Each of the Lenders party to the Credit
Agreement referenced below and NationsBank of Texas, National Association, as Agent
June __, 1997
Page 5


knowledge," or a phrase of similar import, such phrase is intended to mean the actual knowledge of information by the lawyers in our firm who have given substantive legal attention to matters on behalf of any of the Credit Parties, but does not include other information that might be revealed if there were to be undertaken a canvass of all lawyers in our firm or a general search of our files. Moreover, we have not undertaken any independent investigation to determine the accuracy or completeness of such knowledge, and any limited inquiries made by us should not be regarded as such an investigation. Any certificates or representations obtained by us from officers of any of the Credit Parties or others with respect to such opinions have been relied upon by us without independent verification, although nothing has come to our attention to indicate that such certificates and warranties are not true and correct.

         B. We are not expressing any opinion as to any matter relating to any jurisdiction other than the laws of the United States of America and the laws of the State of Georgia and the business laws of the State of Delaware, and we assume no responsibility as to the applicability of the laws of any other jurisdiction as to the subject transaction or the effect of such laws thereon.

         C. Our opinions contained herein are rendered only as of the date hereof and we undertake no obligation to revise or supplement this opinion after the date hereof.

         D. Our opinions contained herein are rendered solely for your information in connection with the Loan Documents and may not be relied upon in any manner by any other person, entity or agency, or by you for any other purpose. Without our prior written consent, our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any other person, entity or agency, except as may be required by you by applicable law or regulation or request of regulatory agencies to which you are subject.


                                    Very truly yours,

                                    EXHIBIT J

                             COMPLIANCE CERTIFICATE

                                 [SEE ATTACHED]

NationsBank of Texas, National Association
  as Agent
NationsBank Plaza
901 Main Street, 67th Floor
Dallas, Texas 75202
Telefacsimile: 214-508-2515
Attention: Ms. Renita Cummings, Agency Services

         Reference is hereby made to the Second Amended and Restated Credit Facilities and Reimbursement Credit Agreement dated as of June 26, 1997 (the "Credit Agreement") among Proffitt's, Inc. (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank of Texas, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you, in his or her capacity as an officer of the Borrower and not in his or her individual capacity, as of _________________________ [INSERT DETERMINATION DATE] as follows:

1.       Calculations

         A.       Compliance with Section 8.01: Consolidated Net Worth

                    1.     Shareholders' equity of the Borrower                  $
                           and its Subsidiaries determined on a                   ----------
                           consolidated basis in accordance with
                           Generally Accepted Accounting
                           Principles applied on a Consistent
                           Basis less

                    2.     The amount, if any, of any upward
                           adjustment after the Closing Date due
                           to the revaluation of assets                          $
                                                                                  ----------
                    3.     Consolidated Net Worth
                           (A.1-A.2)                                             $
                                                                                  ----------
                           REQUIRED:
                           (i)      $486,000,000 ; PLUS


                                                                                 $
                                                                                  ----------

                                             (ii)     100% OF NET
                           PROCEEDS OF SALE OF CAPITAL STOCK OR OTHER EQUITY     $
                           INTEREST SINCE FEBRUARY 1, 1997; PLUS                  ----------

                                             (iii)    50% OF
                           CONSOLIDATED NET INCOME (WITHOUT
                           DEDUCTION FOR ANY NEGATIVE
                           CONSOLIDATED NET INCOME) FOR EACH                     $
                                                                                  ----------
                           FULL FISCAL QUARTER ENDING AFTER
                           FEBRUARY 1, $__________ 1997;

                                             TOTAL REQUIREMENT                   $
                                                                                  ==========
         B.       Compliance with Section 8.02: Consolidated Funded
                  Senior Indebtedness at Determination Date to Consolidated  EBITDA for
                  the Four-Quarter Period ended on the Determination Date

                    1.     Consolidated Funded Total Indebtedness                $
                                                                                  ----------
                    2.     Convertible Subordinated Debentures                   $
                                                                                  ----------
                    3.     Junior Subordinated Debentures                        $
                                                                                  ----------
                    4.     Parisian Senior Subordinated Notes                    $
                                                                                  ----------
                    5.     Other Consolidated Subordinated Debt                  $
                                                                                  ----------
                    6.     Consolidated Funded Senior Indebtedness
                           (B.1-B.2-B.3-B.4-B.5)                                 $
                                                                                  ----------
                    7.     Consolidated EBITDA*:

                           (i)      Consolidated Net Income, plus                $
                                                                                  ----------
                           (ii)     Consolidated Interest Expense, plus          $
                                                                                  ----------
                           (iii)    Income Taxes, plus                           $
                                                                                  ----------
                           (iv)     Amortization, plus                           $
                                                                                  ----------
                           (v)      Depreciation, plus                           $
                                                                                  ----------
                           (vi)     Extraordinary and unusual
                           charges incurred by the Borrower directly as
                           a a result of(i) the Parisian, Younkers or
                           Herbergers Acquisitions or (ii) any Permitted
                           Acquisition in an amount up to and including          $
                           10% of the Cost of Acquisition for such                ----------
                           Acquisition

                                    Total                                        $
                                                                                  ==========
                    8.     Ratio of Consolidated Funded Senior
                           Indebtedness (B.6) to Consolidated EBITDA
                           (B.7)                                                 ___ to 1.00

                             REQUIRED: NOT GREATER THAN:                         3.50 TO 1.00

         C.  Compliance with Section 8.03. Consolidated
             Fixed Charge Ratio for each Four-Quarter Period

                    1.     Consolidated EBITDA* (See Total from B.7):            $
                                                                                  ----------
                    2.     Consolidated Financing Charges                        $
                                                                                  ----------
                    3.     Lease, rental and all other payments made in
                           connection with operating leases and deducted in      $
                           computing Consolidated EBITDA                          ----------

                    4.     C.1+C.2+C.3.                                          $
                                                                                  ----------
                    5.     Consolidated Fixed Charges*:

                           (i)      Consolidated Interest Expense, plus          $
                                                                                  ----------
                                    (ii)     Lease, rental and all other
                           payments made in connection with operating            $
                           leases and deducted in computing                       ----------
                           Consolidated EBITDA, plus

                                    (iii)    Current maturities of
                           Consolidated Funded Total Indebtedness, plus          $
                                                                                  ----------
                                    (iv)     Cash dividends and other
                           distributions paid on any shares of capital           $
                           stock, plus                                            ----------

                                    (v)      Consolidated Financing Charges      $
                                                                                  ----------
                                    Total                                        $
                                                                                  ==========
                    6.              Ratio of C.4. to C.5.                        ____ to 1.00

                                                                        REQUIRED: NOT LESS THAN:
                  CLOSING DATE THROUGH FISCAL YEAR END 1997                        1.25 TO 1.00
                  AT ALL TIMES AFTER FISCAL YEAR END 1997                          1.50 TO 1.00

         D.  Compliance with Section 8.04 Capital Expenditures

                    1.     Total Capital Expenditures during Fiscal
                           Year _____ (INSERT APPROPRIATE YEAR)                  $
                                                                                  ----------
                    2.     Cumulative Capital Expenditures actually
                           made during Fiscal Years 1997 and thereafter
                           (until but excluding the Fiscal Year referred to in
                           D.1. above)                                           $
                                                                                  ----------

                    3.     Cumulative Capital Expenditures permitted
                           during Fiscal Years 1997 and thereafter
                           (until but excluding the Fiscal Year referred to in
                           D.1. above)                                           $
                                                                                  ----------
                           REQUIRED: LINE D.1. CANNOT EXCEED (i)
                           $125,000,000 FOR EACH OF FISCAL YEAR 1997
                           AND FISCAL YEAR 1998 AND $150,000,000
                           THEREAFTER PLUS (ii) THE CUMULATIVE
                           DIFFERENCE IN EACH FISCAL YEAR SINCE CLOSING DATE
                           BETWEEN PERMITTED (LINE D.1.) AND ACTUAL
                           (LINE D.2.) CAPITAL EXPENDITURES.

         E.  Compliance with Section 8.05. Consolidated Funded
             Total Indebtedness at Determination Date to EBITDA for the Four-Quarter
                  Period ended on the Determination Date

                    1.     Consolidated Funded Total Indebtedness                $
                                                                                  ----------
                    2.     Consolidated EBITDA for Four Quarter
                           Period (See Total for Line B.7):                      $
                                                                                  ==========
                    3.     Ratio of E.1 to E.2                                   ___ to 1.00

                  REQUIRED: NOT GREATER THAN:                                    4.00 TO 1.00

2.       No Default

                           A. To the best knowledge of the undersigned, on the
                  date hereof, no Default or Event of Default exists [or] the following Defaults or Events of Default have occurred and are continuing:________________________

                           B. If a Default or Event of Default has occurred and
                  is continuing, the Borrower proposes to take the following action with respect to such Default or Event of Default:

3.       Rating on long term senior indebtedness:

                  (i) _______:
                  (ii)_______:

                  (INSERT NAMES OF RATING AGENCIES, ONE OF WHICH MUST BE MOODY'S OR S&P)


         The undersigned Authorized Representative hereby certifies that the information set forth above is true, correct and complete as of the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate this 26th day of June, 1997.



                                             Authorized Representative for
                                             Proffitt's, Inc.

         EXHIBIT K

                           BORROWING BASE CERTIFICATE

                                 [SEE ATTACHED]

To:      NationsBank of Texas, National Association,
     as Agent
    NationsBank Plaza
    901 Main Street, 67th Floor
    Dallas, Texas 75202
    Telefacsimile: 214-508-2515
    Attention: Ms. Renita Cummings, Agency Services

         Reference is hereby made to the Second Amended and Restated Credit Facilities and Reimbursement Credit Agreement dated as of June 26, 1997 (the "Credit Agreement") among Proffitt's, Inc. (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank of Texas, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Credit Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you, in his or her capacity as an officer of the Borrower and not in his or her individual capacity, the calculation of the Borrowing Base as of ____________________ as follows:

1.       Borrowing Base

     A.  Inventory         $__________
     B.  Eligible Inventory                                    $__________
     C.  Commercial L/C's                                      $__________
     D.  Borrowing Base Factor                                         60%
     E.  Borrowing Base: (1.B.-1.C. X 1.D)                     $__________

2.       Availability

     A.  Total Revolving Credit Commitment                     $__________
     B.  Revolving Credit Outstandings                         $__________
     C.  Outstanding Letters of Credit                         $__________
     D.  Swing Line Outstandings                               $__________
     E.  Outstandings (2.B. + 2.C. + 2.D.)                     $__________
     F.  Lesser of Borrowing Base (1.E.)
         or Total Revolving Credit Commitment (2.A.)           $__________
     G.  Availability (2.F.-2.E.)                              $__________

3.       Ratings on long term senior indebtedness:

              (i) _________:  ____________
              (ii)__________:__________

                  (Insert names of Rating Agencies, one of which must be Moody's or S&P)

    [Note: No Borrowing Base limitation shall apply or be in effect after both Rating Agencies assign an Investment Grade Rating to each class of the Borrower's long term senior unsecured Indebtedness for Borrowed Money.]

4.       Amount of Advance (must be less than 2.G.)            $__________



         The undersigned Authorized Representative hereby certifies that the information set forth above is true, correct and complete as of the date hereof.

         IN WITNESS WHEREOF, I have executed this Certificate this 26th day of June, 1997.




                                 Authorized Representative for Proffitt's, Inc.